Exhibit 10.6

CREDIT AGREEMENT
dated as of June 25, 2024
among
BAKERSFIELD RENEWABLE FUELS, LLC,
as Borrower,
BKRF OCB, LLC and BKRF OCP, LLC,
as Guarantors,
The LENDERS Party Hereto,
as the Lenders,
and
VITOL AMERICAS CORP.,
as Administrative Agent
and as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS                                  1
SECTION 1.01 Defined Terms                              1
SECTION 1.02 Terms Generally                             34
SECTION 1.03 Accounting Terms; Changes in GAAP                 34
SECTION 1.04 Divisions                             35
SECTION 1.05 Weekly Reset Date Amounts                     35
SECTION 1.06 UCC Definitions                             35

ARTICLE II LOANS AND TERMS OF PAYMENT                         35
SECTION 2.01 Revolving Loans                             35
SECTION 2.02 Borrowing Procedures and Settlements                 36
SECTION 2.03 Payments; Reductions of Commitments; Prepayments         41
SECTION 2.04 Promise to Pay; Promissory Notes                     45
SECTION 2.05 Interest Rates, Payments, and Calculations                 45
SECTION 2.06 Crediting Payments                         46
SECTION 2.07 Designated Account                         46
SECTION 2.08 Maintenance of Loan Account; Statements of Obligations         46
SECTION 2.09 Fees                                 47
SECTION 2.10 [Reserved]                             47
SECTION 2.11 Interest Provisions                         47
SECTION 2.12 Weekly Determinations; Borrowing Base Certification         47
SECTION 2.13 Taxes                                 48
SECTION 2.14 Failure to Provide Borrowing Base Certificate; Volume Data Deficiencies    51
SECTION 2.15 [Reserved]                             52
SECTION 2.16 [Reserved]                             52
SECTION 2.17 Capital Requirements; Replacement of Lenders under Certain Circumstances    52

ARTICLE III REPRESENTATIONS AND WARRANTIES                     53
SECTION 3.01 Existence, Qualification and Power                     53
SECTION 3.02 Authorization; No Contravention                     53
SECTION 3.03 Governmental Authorization; Other Consents and Approvals         53
SECTION 3.04 Execution and Delivery; Binding Effect                 54
SECTION 3.05 Financial Statements; No Material Adverse Change             54
SECTION 3.06 Litigation                             54
SECTION 3.07 No Material Adverse Effect; No Default                 55
SECTION 3.08 Property; Security Documents                     55
SECTION 3.09 Taxes                                 55
SECTION 3.10 Disclosure                             56
SECTION 3.11 Compliance with Laws                         56
SECTION 3.12 Licenses                                 56
SECTION 3.13 Senior Obligations                         56
SECTION 3.14 Solvency                             56
SECTION 3.15 ERISA Compliance                         57
SECTION 3.16 Authorizations                             57
SECTION 3.17 Environmental Matters                         58
i

SECTION 3.18 Margin Regulations                         58
SECTION 3.19 Investment Company Act                         58
SECTION 3.20 Sanctions; Anti-Corruption                     58
SECTION 3.21 Beneficial Ownership Certification                     59
SECTION 3.22 Eligible Accounts                             59
SECTION 3.23 Insurance                             60
SECTION 3.24 Single-Purpose Entity                         60
SECTION 3.25 Use of Proceeds                             60
SECTION 3.26 Permitted Indebtedness; Investments                 60
SECTION 3.27 Agreements with Affiliates                     61
SECTION 3.28 No Bank Accounts                         61
SECTION 3.29 Eligible Inventory; Eligible In-Transit Feedstock             61
SECTION 3.30 Material Contracts                         61
SECTION 3.31 Commercial Activity; Absence of Immunity                 61
SECTION 3.32 Sufficiency of Project Documents                     61

ARTICLE IV CONDITIONS                                 62
SECTION 4.01 Conditions to Closing Date                     62
SECTION 4.02 Conditions to All Credit Extensions                     63

ARTICLE V AFFIRMATIVE COVENANTS                         64
SECTION 5.01 Financial Statements; Reports                     64
SECTION 5.02 Certificates; Other Information                     64
SECTION 5.03 Notices                                 65
SECTION 5.04 Scheduled Calls and Meetings                     66
SECTION 5.05 Preservation of Existence, Etc.                     66
SECTION 5.06 Governmental Authorizations                     67
SECTION 5.07 Maintenance of Properties                         67
SECTION 5.08 Maintenance of Insurance                         67
SECTION 5.09 [Reserved]                             67
SECTION 5.10 Payment of Obligations                         68
SECTION 5.11 Compliance with Laws and Obligations                 68
SECTION 5.12 Environmental Matters                         68
SECTION 5.13 Books and Records                         68
SECTION 5.14 Inspection Rights                             69
SECTION 5.15 Use of Proceeds                             69
SECTION 5.16 Security                                 69
SECTION 5.17 Sanctions; Anti-Corruption Laws                     69
SECTION 5.18 Additional Beneficial Ownership Certification             69
SECTION 5.19 [Reserved]                             70
SECTION 5.20 Further Assurances                         70
SECTION 5.21 Security in Newly Acquired Property and Revenues             70
SECTION 5.22 Material Contract                             70
SECTION 5.23 Accounts                             70
SECTION 5.24 Account Report                             70
SECTION 5.25 Intellectual Property                         71
SECTION 5.26 Budget and Financial Model.                     71
SECTION 5.27 RCF Collateral Administration                     71

SECTION 5.28 Operation and Maintenance of Project                 72

ARTICLE VI NEGATIVE COVENANTS                             72
SECTION 6.01 Indebtedness                             72
SECTION 6.02 Liens                                 73
SECTION 6.03 Fundamental Changes                         73
SECTION 6.04 Dispositions                             73
SECTION 6.05 Restricted Payments                         73
SECTION 6.06 Investments; Subsidiaries                         74
SECTION 6.07 Principal Place of Business; Business Activities             74
SECTION 6.08 Transactions with Affiliates                     74
SECTION 6.09 Certain Restrictive Agreements                     74
SECTION 6.10 Changes in Fiscal Periods                         75
SECTION 6.11 Amendment or Termination of Material Contracts; Other Restrictions on
Material Project Documents                     75
SECTION 6.12 Guarantees                             75
SECTION 6.13 Hazardous Materials                         75
SECTION 6.14 Restriction on Use of Proceeds                     75
SECTION 6.15 Sanctions; Anti-Corruption Use of Proceeds                 75
SECTION 6.16 No Speculative Transactions                     76
SECTION 6.17 Change of Auditors                         76

ARTICLE VII EVENTS OF DEFAULT                             76
SECTION 7.01 Events of Default                             76
SECTION 7.02 Application of Payments                         79

ARTICLE VIII AGENCY                                     80
SECTION 8.01 Appointment and Authority                     80
SECTION 8.02 Rights as a Lender                         81
SECTION 8.03 Exculpatory Provisions                         81
SECTION 8.04 Reliance by Agents                         82
SECTION 8.05 Delegation of Duties                         82
SECTION 8.06 Resignation of an Agent                         82
SECTION 8.07 Non-Reliance on Agents and Other Lenders; No Other Duties; Etc.     83
SECTION 8.08 Agent May File Proofs of Claim                     83
SECTION 8.09 Collateral                             84
SECTION 8.10 Certain ERISA Matters                         84

ARTICLE IX GUARANTY                                 85
SECTION 9.01 Guaranty.                             85
SECTION 9.02 Guaranty Unconditional                         85
SECTION 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances    86
SECTION 9.04 Waiver by the Guarantors.                         86
SECTION 9.05 Subrogation                             87
SECTION 9.06 Acceleration                             87
SECTION 9.07 Limited Recourse Against Holdings                     87

ARTICLE X MISCELLANEOUS                                 87

SECTION 10.01 Notices; Public Information.                     87
SECTION 10.02 Waivers; Amendments                         88
SECTION 10.03 Expenses; Indemnity; Damage Waiver                 89
SECTION 10.04 Binding Effect                             91
SECTION 10.05 Successors and Assigns                         91
SECTION 10.06 Survival                                 94
SECTION 10.07 Counterparts; Integration; Effectiveness; Electronic Execution         95
SECTION 10.08 Severability                             95
SECTION 10.09 Right of Setoff                             95
SECTION 10.10 Governing Law; Jurisdiction; Etc.                     96
SECTION 10.11 WAIVER OF JURY TRIAL                     97
SECTION 10.12 Headings                             97
SECTION 10.13 Treatment of Certain Information; Confidentiality             97
SECTION 10.14 PATRIOT Act                             98
SECTION 10.15 Interest Rate Limitation                         98
SECTION 10.16 Judgment Currency                         99
SECTION 10.17 Payments Set Aside                         99
SECTION 10.18 No Fiduciary Relationship                         99
SECTION 10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions    99
SECTION 10.20 Acknowledgement Regarding Any Supported QFCs             100

SCHEDULES
Schedule 1.01(A)    Administrative Agent Account
Schedule 1.01(B)    Borrowing Base
Schedule 1.01(C)    Collection Account and Designated Account
Schedule 1.01(D)    Site
Schedule 2.01        Lender Commitments
Schedule 3.03        Authorizations
Schedule 3.06        Litigation
Schedule 3.12        Licenses
Schedule 3.16        Authorizations
Schedule 3.26(b)    Indebtedness
Schedule 3.27         Affiliate Agreements
Schedule 3.30         Material Contracts
Schedule 4.01(f)    Licenses and Consents
Schedule 5.01        Reporting Requirements
Schedule 5.08        Insurance
Schedule 6.01         Indebtedness
Schedule 6.02        Liens
Schedule 6.06        Investments
Schedule 7.01(o)    Term Loan Matters

EXHIBITS
Exhibit A        Form of Assignment and Assumption
Exhibit B-1         Form of Borrowing Base Certificate
Exhibit B-2         Form of Borrowing Request
Exhibit C-1         U.S. Tax Compliance Certificate
Exhibit C-2         U.S. Tax Compliance Certificate
Exhibit C-3         U.S. Tax Compliance Certificate
Exhibit C-4        U.S. Tax Compliance Certificate

v

CREDIT AGREEMENT
THIS CREDIT AGREEMENT dated as of June 25, 2024 (this “Agreement”), among BAKERSFIELD RENEWABLE FUELS, LLC, a Delaware limited liability company (the “Borrower”), BKRF OCB, LLC, a Delaware limited liability company (“Term Loan Borrower”), BKRF OCP, LLC, a Delaware limited liability company (“Holdings”), the LENDERS party hereto (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), VITOL AMERICAS CORP., as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).
The Borrower has requested that the Lenders extend credit to the Borrower, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
Article I

DEFINITIONS
Section I.1Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account” means an account (as that term is defined in the Code).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Act” has the meaning specified in Section 10.14.
“Administrative Agent” has the meaning specified therefor in the preamble to this Agreement.
“Administrative Agent’s Account” means the Deposit Account of the Administrative Agent identified on Schedule 1.01(A) to this Agreement (or such other Deposit Account of the Administrative Agent that has been designated as such, in writing, by the Administrative Agent to the Borrower and the Lenders).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that the Loan Parties and their Affiliates shall not be considered “Affiliates” of Vitol or any Term Creditor.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Agreement” has the meaning specified has the meaning specified therefor in the preamble hereof.

“Anti-Corruption Laws” means any law of any jurisdiction relating to corruption in which any Loan Party performs business, including the FCPA, the U.K. Bribery Act, and where applicable, legislation relating to corruption enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.
“Applicable Borrowing Base” means, with respect to a Weekly Period or any Specified Borrowing Date falling within such Weekly Period, the Borrowing Base calculated with respect to the Weekly Reset Date of such Weekly Period and identified on the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 2.12.
“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person or any of its properties or assets is subject.
“Application Event” means the occurrence of (a) a failure by the Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by the Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.03(b)(ii) of the Agreement and the terms of the Intercreditor Agreement.
“Assigning Lender” has the meaning specified in Section 10.05(b)(ix).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.05), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, as of any date of determination, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Authorization” means any consent, waiver, variance, registration, filing, declaration, agreement, notarization, certificate, license, tariff, approval, permit, orders, authorization, exception or exemption from, by or with any Governmental Authority, whether given by express action or deemed given by failure to act within any specified period, and all corporate, creditors’, shareholders’ and partners’ approvals or consents.
“Authorized Person” means, with respect to any Person, the chief executive officer, the chief financial officer or any other appointed officer of such Person as may be designated from time to time by such Person in writing. Any document or certificate delivered under the Loan Documents that is signed by an Authorized Person may be conclusively presumed by the Administrative Agent to have been authorized by all necessary corporate, limited liability company or other action on the part of the relevant Person.
“Availability” means, as of any Specified Borrowing Date, the amount that the Borrower, subject to applicable terms and conditions, is entitled to borrow as Revolving Loans under Section 2.01 of the Agreement (after giving effect to the then outstanding Revolver Usage).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” has the meaning specified therefor in the preamble to this Agreement.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or the Administrative Agent on behalf thereof).
“Borrowing Base” has the meaning specified in Schedule 1.01(B).
“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.
“Borrowing Request” means a request for a Borrowing, which shall be in the form of Exhibit B-2 or such other form as the Administrative Agent may approve.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by Law to close.
“Capital Expenditures” means with respect to any Person, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities and including that portion of payments under Capital Lease Obligations that are capitalized on the balance sheet of such Person) by such Person and its Subsidiaries which are required to be capitalized under GAAP on a balance sheet of such Person.
“Capitalized Lease” means each lease that has been or is required to be, in accordance with GAAP, recorded as a capitalized lease.
“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or any other amounts under any lease of (or other arrangements conveying the right to use) real or personal property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP.
“Cash Equivalents” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;
(b)investments in commercial paper maturing within one year from the date of acquisition thereof issued by a corporation (other than an Affiliate of a Loan Party) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which the investment therein is made of P-1 (or higher) according to Moody’s or A-1 (or higher) according to S&P;
(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank or trust company organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);
(d)fully collateralized repurchase agreements with a term of not more than 180 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;
(f)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)taxable and tax-exempt auction rate securities rated AAA by S&P and Aaa by Moody’s and with a reset of less than 90 days;
(h)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated A and A2 (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $500,000,000;
(i)funds/cash uninvested in a trust or deposit account of the Depositary Bank; and
(j)cash.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International

Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    Permitted Holders shall cease to have Control of Holdings or shall cease to own, directly or indirectly, beneficially or of record, at least 66% of the Equity Interests in Holdings;
(b)    Holdings ceases to directly own 100% of the Equity Interests in the Term Loan Borrower; or
(c)    Term Loan Borrower ceases to directly own 100% of the Equity Interests in Borrower.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.02.
“Code” means the U.S. Internal Revenue Code of 1986.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of the Collateral Agent, Administrative Agent or Lenders under any of the Loan Documents.
“Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.
“Collateral Agent’s Liens” means the Liens granted by the Borrower and each Guarantor to the Collateral Agent under the Loan Documents and securing the Obligations.
“Collection Account” means the Deposit Account of the Borrower identified on Schedule 1.01(C) as the “Collection Account”.
“Commitment” means with respect to each Lender on any date, the commitment of such Lender on such date to make Revolving Loans in accordance with the terms of this Agreement, expressed as an amount representing the maximum principal of such Loan, as such commitment may be reduced or increased from time to time pursuant to Section 10.05 or reduced from time to time pursuant to Section 2.03 or 2.02(g). The initial amount of such Lender’s Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commodity Hedging Program” has the meaning specified in the Term Credit Agreement; provided that, for purposes of this Agreement, the consent of the Administrative Agent shall be required prior to any such “Commodity Hedging Program” under and as defined in the Term Credit Agreement qualifying as a Commodity Hedging Program under this Agreement.
“Commodity Hedging Program Date” has the meaning specified in the Term Credit Agreement.

“Condemnation” means any taking, seizure, confiscation, requisition, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation, expropriation, nationalization or similar action of or proceeding by any Governmental Authority affecting the Refinery.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constructively Placed” means, with respect to any shipment of Feedstock by railcars, that such railcars are located at the relevant delivery point of the Borrower and that such shipment of Feedstock is in such condition ready for receipt by the Refinery.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by a Loan Party, the Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
“Credit Extension” means a Borrowing.
“Credit Rating Agency” means a nationally recognized credit rating agency that evaluates the financial condition of issuers of debt instruments and then assigns a rating that reflects its assessment of the issuer’s ability to make debt payments.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable Interest Rate plus 2.00% per annum.
“Defaulting Lender” means, subject to Section 2.02(g), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a an Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.02(g)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Deposit Account” means any deposit account (as that term is defined in the Code).
“Deposit Account Deadline” means the date that is two weeks after the Closing Date.
“Depositary Bank” has the meaning given to such term in the Term Credit Agreement.
“Designated Account” means the Deposit Account of the Borrower identified on Schedule 1.01(C) as the “Designated Account”.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Institution” means, on any date, (a) any Person reasonably designated by the Borrower as a “Disqualified Institution” by written notice delivered to the Administrative Agent on or prior to the date hereof and (b) any other Person that has been designated by the Borrower as a “Disqualified Institution” by written notice to the Administrative Agent and the Lenders not less than three (3) Business Days prior to such date; provided that “Disqualified Institutions” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Dollar” and “$” mean the lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Account Obligor” means Vitol and, on any date, any other Person obligated to pay an Account who meets the following criteria:
(a)such Person is not a Loan Party or an Affiliate of a Loan Party or any employee, officer, director, agent or stockholder of any Loan Party;
(b)such Person has not filed for, and is not currently the object of a proceeding relating to its bankruptcy, insolvency, reorganization, winding-up or composition or reorganization of debts and has not sold all or substantially all of its assets;
(c)such Person either (i) maintains its chief executive office in the U.S. and is organized under applicable law of the U.S. or any state of the U.S. or (ii) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank); and
(d)such Person is not (i) the United States (or any department, agency, public corporation, or instrumentality thereof) (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC §3727), (ii) any state of the United States or (iii) the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.
“Eligible Accounts” means, on any date, all Accounts payable by Eligible Account Obligors to the Borrower, net of any returns, rebates, discounts (calculated on the shortest terms), credits, other allowances and deductions, and Taxes (including sales, state excise or other taxes) that have been or could be (as of such date) claimed by the Eligible Account Obligor (or are payable in the case of Taxes), that comply with each of the representations and warranties set forth in Section 3.22 and that are not ineligible due to any of the following criteria (unless otherwise agreed by the Administrative Agent in its Permitted Discretion):
(a)Accounts not subject to a first priority perfected security interest in favor of the Collateral Agent (subject to Permitted Liens (other than in favor of the Term Collateral Agent) and the Intercreditor Agreement);
(b)Accounts subject to any Lien other than (i) a Lien in favor of the Collateral Agent and (ii) any Permitted Lien;
(c)Accounts owed in any currency other than U.S. dollars;
(d)other than Accounts under the SOA, billed Accounts that have not been paid by the date that is fifteen (15) Business Days after the respective due dates therefor or with respect to which the scheduled due date is more than 90 days (or such longer period as is approved by the Administrative Agent in writing) after the original invoice therefor;
(e)other than Accounts under the SOA, any Account subject to, or as to which there has been asserted, any defense, dispute, claim, offset, counterclaim, deduction, recoupment, reserve, chargeback, credit or allowance; provided that, if any such defense, dispute, claim, offset or counterclaim is asserted with respect to such Account in an amount equal to a sum certain, then such Account shall be an Eligible Account to the extent the face amount thereof exceeds such sum certain;
(f)other than Accounts under the SOA, all Accounts from an Eligible Account Obligor from whom a check, promissory note, draft, trade acceptance or other instrument for the payment (in whole or in part) of money has been received, presented for payment and returned uncollected for any reason, but only to the extent such payment failure has not been cured by such Eligible Account Obligor; provided that if any such payment failure occurs from an Eligible Account Obligor more than three times during any 6-month period, all such Accounts from such Eligible Account Obligor shall cease to be Eligible Accounts hereunder, irrespective of whether such payment failures are subsequently cured;
(g)all Accounts from a sale to an Affiliate, or sale-or-return, sale-on-approval, or otherwise subject to any repurchase or return arrangement;
(h)other than Accounts under the SOA, any Account owing by an Eligible Account Obligor (i) which has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent or is subject to any Sanctions or on any specially designated nationals list maintained by OFAC, or (ii) with respect to which the Borrower is not able to bring suit or enforce remedies against such Eligible Account Obligor through judicial, arbitral or similar process;
(i)Accounts with respect to which goods have been placed on consignment, guaranteed sale, bill-and-hold, or other terms by reason of which the payment by the Eligible Account Obligor may be conditional;
(j)Accounts with respect to which an invoice has not been sent prior to the date of any Borrowing Base Certificate in which such Accounts are included for purposes of calculation of the Borrowing Base;

(k)other than Accounts under the SOA, Accounts which arise out of any contract or order which, by its enforceable terms, forbids or makes void or unenforceable any assignment by the Borrower to the Agent, for the benefit of the Secured Parties, of the Account arising with respect thereto;
(l)[reserved]
(m)other than Accounts under the SOA, Accounts from an Eligible Account Obligor whom the Administrative Agent, utilizing its internal credit policies (and reputational considerations) consistently applied, would not transact with in its capacity as a potential contract counterparty with such Eligible Account Obligor;
(n)Accounts to which (i) the goods giving rise to it have not been shipped and billed to the Eligible Account Obligor, or (ii) the services giving rise to it have not been performed and billed by the Eligible Account Obligor;
(o)other than Accounts under the SOA, Accounts whose payment has been extended by more than fifteen (15) Business Days, or to which the Eligible Account Obligor has made a partial payment on the due date and has not paid the remaining balance by the date that is fifteen (15) Business Days after the due date therefor, or which arise from a sale on a cash-on-delivery basis, except as approved by the Administrative Agent;
(p)[reserved];
(q)Accounts that include a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof, except as approved by the Administrative Agent; or
(r)other than Accounts under the SOA, Accounts for which (unless otherwise agreed by the Agent in its Permitted Discretion) more than 50% of the aggregate value of the Accounts of such Eligible Account Obligor have not been paid by the date that is fifteen (15) Business Days after the respective due dates therefor.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.05 (subject to such consents, if any, as may be required under Section 10.05).
“Eligible In-Transit Feedstock” means, as of any date of determination, Feedstock that does not qualify as Eligible Inventory solely because it does not satisfy the conditions of clauses (b) or (i) in the definition thereof, but as to which,
(a) such Feedstock at such time of determination is in transit to the Refinery Feedstock Storage Tanks;
(b) title to such Feedstock is held by the Borrower;
(c) such Feedstock is insured against customary types of loss, damage, hazards, and risks, and in customary amounts and with indorsements in favor of the Collateral Agent;
(d) unless the Administrative Agent agrees in writing in its Permitted Discretion, such Feedstock either:

(1) is the subject of a negotiable bill of lading (x) that is consigned to the Collateral Agent or one of its agents (either directly or by means of endorsements) in a manner reasonably acceptable to the Collateral Agent, (y) that was issued by the carrier respecting the subject Feedstock, and (z) that is in the possession of the Collateral Agent, its agent or a customs broker (in each case in the continental United States); or
(2) is the subject of a negotiable cargo receipt and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or the Collateral Agent, or their respective agents) and such negotiable cargo receipt is (x) consigned to the Collateral Agent or one of its agents (either directly or by means of endorsements) in a manner acceptable to the Collateral Agent, (y) that was issued by a consolidator respecting the subject Feedstock, (z) that is in the possession of the Collateral Agent, its agent or a customs broker (in each case in the continental United States);
(e) to the extent due or required, the purchase price therefor has been paid or a letter of credit with respect to such purchase price has been issued and delivered in form and substance (and from a letter of credit issuer) acceptable to the Administrative Agent; and
(f) such Feedstock satisfies the requirements of the Administrative Agent to constitute Eligible In-Transit Feedstock as determined by the Administrative Agent in its Permitted Discretion.
“Eligible Inventory” means all Feedstock and Product owned by the Borrower or Constructively Placed and that is not excluded as ineligible by virtue of any of the following excluding criteria (unless otherwise agreed by the Administrative Agent in its Permitted Discretion). Eligible Inventory shall not include any item of Feedstock or Product:
(a)(i) in which the Collateral Agent, for the benefit of the Secured Parties, does not have a valid and perfected first priority security interest (subject to the Intercreditor Agreement) or (ii) that is subject to any Lien other than Permitted Liens;
(b)is not located in the Refinery Storage Tanks (or, with respect to finished Products located on the Site, in transit from one such location to another such location) or Constructively Placed;
(c)it is located on real property leased by the Borrower or in a contract storage facility, in each case, unless it is (i) segregated from and not commingled with goods of others, if any, stored on the premises, and (ii) subject to collateral access agreements in form and substance reasonably satisfactory to the Collateral Agent;
(d)held on consignment or subject to any deposit or downpayment (but only to the extent of such deposit or downpayment);
(e)located outside the United States;
(f)consigned to any Person;
(g)subject to a warehouse receipt or negotiable document;
(h)subject to a license or other arrangement that restricts Borrower’s or the Agent’s right to dispose of such Feedstock or Product, unless the Administrative Agent has received an appropriate lien waiver in form and substance satisfactory to the Administrative Agent;

(i)not located at the Refinery, other premises owned by the Borrower or at such other locations as may be approved from time to time by the Administrative Agent or Constructively Placed; or
(j)that is obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of business of the Borrower.
“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender) and any Affiliate of any Lender; (b) (i) a commercial bank organized under the laws of the United States having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that, (A) (x) such bank is acting through a branch or agency located in the United States, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) during the occurrence or continuation of an Event of Default, any other Person approved by the Administrative Agent.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any other Person involving violations of Environmental Laws or Releases of Hazardous Materials (a) on, at or from any assets, properties, or businesses of any Loan Party, any Subsidiary of any Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses which have migrated to any real property, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of any Loan Party, or any of their predecessors in interest.
“Environmental Laws” means any and all Laws, judgments, decrees, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to (a) pollution or the protection of the environment, natural resources or special status species and their habitat, (b) the Release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and (c) occupational safety matters, and, to the extent relating to exposure to Hazardous Materials, human health.
“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Environmental Permit” means any consent, waiver, variance, registration, filing, notice, certificate, license, approval, permit, orders, authorization, exception or exemption from, by or with any Governmental Authority required under Environmental Laws.
“Equipment” has the meaning given such term in the Security Agreement.
“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Shareholders” means the ultimate shareholders and/or other equity owners of Holdings as of the Closing Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Article VII.
“Event of Loss” means any loss of, destruction of or damage to, or any Condemnation or other taking of any property of Borrower.
“Excluded Property” has the meaning assigned to such term in the Security Agreement.
“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any withholding Taxes imposed under FATCA.
“Facility Fee” has the meaning specified therefor in Section 2.09(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FCPA” has the meaning specified in Section 3.20(b).
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Feedstock” has the meaning specified in the SOA.
“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).
“Funding Date” means a Specified Borrowing Date on which the Administrative Agent has determined, pursuant to Section 2.02(c), that a requested Borrowing may occur.
“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” means, with respect to Holdings or Term Loan Borrower, the Obligations whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any debtor relief law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Guarantors” means collectively Holdings and the Term Loan Borrower.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.
“Holdco Borrower” means BKRF HCB, LLC, a Delaware limited liability company.
“Holdco Borrower LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Holdco Borrower, entered into as of May 4, 2020, among Holdco

Borrower and Holdco Pledgor, as amended, restated, amended and restated, supplemented or otherwise modified.
“Holdco Pledgor” means BKRF HCP, LLC, a Delaware limited liability company.
“Holdings” has the meaning specified therefor in the preamble to this Agreement.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under or in respect of (i) letters of credit (including standby and commercial), bankers’ acceptances, demand guarantees and similar independent undertakings and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)all liabilities under agreements and arrangements designed to protect against fluctuations in interest rates or currency exchange rates;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses arising in the ordinary course of business and payable within 90 days past the original invoice or billing date thereof);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)all guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.03(b).

“Independent Auditor” means any “big four” accounting firm or Grant Thornton LLP, in any case, as selected by Borrower and notified to the Administrative Agent, or such other firm of independent public accountants of recognized national standing in the United States selected by Borrower and acceptable to the Administrative Agent, acting reasonably.
“Independent Engineer” means Spearman Energy Consulting, LLC or such other independent engineer of recognized national standing in the United States selected by Borrower and acceptable to the Administrative Agent, acting reasonably.
“Information” has the meaning specified in Section 10.13.
“Insolvency Proceeding” has the meaning assigned to such term in the Intercreditor Agreement.
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among Vitol, as RCF Representative, the Term Collateral Agent, Holdings, the Term Loan Borrower and the Borrower, as from time to time amended, modified and/or restated.
“Interest Rate” means 12.50%.
“Inventory” as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in the Borrower’s business (but excluding Equipment).
“Investment” means, as to any Person, any investment by such Person that would be classified as such on a balance sheet of such Person in accordance with GAAP, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such other Person, but excluding any such loan or advance having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold in the ordinary course of business or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.
“IRS” means the U.S. Internal Revenue Service.
“Judgment Currency” has the meaning specified in Section 10.16.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender Group” means each of the Lenders and the Administrative Agent, or any one or more of them.
“Lender Group Expenses” means all (a) costs or expenses (including Taxes and insurance premiums) required to be paid by the Loan Parties under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Administrative Agent in connection with the Lender Group’s transactions with the Loan Parties under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) the Administrative Agent’s reasonable and customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to the Loan Parties, (d) the Administrative Agent’s reasonable and customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (e) reasonable and customary charges imposed or incurred by the Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) [reserved], (h) the Administrative Agent’s reasonable and documented costs and expenses (including reasonable documented out-of-pocket attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Collateral Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party, (i) the Administrative Agent’s reasonable and documented costs and expenses (including reasonable documented out-of-pocket attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) the Administrative Agent’s and each Lender’s reasonable and documented costs and expenses (including reasonable documented out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including reasonable documented out-of-pocket attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral; provided, that, the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel to the Administrative Agent, and one local counsel to the Administrative Agent in each reasonably necessary jurisdiction.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” does not include the Administrative Agent in its capacity as the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means a loan by a Lender to the Borrower under Article II in the form of a Revolving Loan.
“Loan Account” has the meaning specified therefor in Section 2.08.
“Loan Documents” means, collectively, this Agreement, the Security Agreement, the Intercreditor Agreement, the Control Agreement or Agreements, the other Security Documents, any promissory notes issued pursuant to Section 2.04(b) and any other documents entered into in connection herewith.
“Loan Party” means each of the Borrower and each Guarantor.
“Loss Proceeds” means insurance proceeds, condemnation awards or other similar compensation, awards, damages and payments or relief (exclusive, in each case, of proceeds of business interruption, workers’ compensation, employees’ liability, automobile liability, builders’ all risk liability and general liability insurance) with respect to any Event of Loss.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X.
“Material Adverse Effect” means, with respect to any Loan Party, a material adverse effect on: (a) the business, assets, properties (including the Site), operations or financial condition of the Loan Parties, taken as a whole; (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents in accordance with the terms thereof; (c) the rights and remedies of the Secured Parties, taken as a whole, under the Loan Documents; or (d) the rights or remedies of such Loan Party under the Material Contracts, taken as a whole.
“Material Contract” means any “Material Project Document” under, and as defined in, the Term Credit Agreement, including the SOA and the SSA, and the Sustainable Oils License Agreement.
“Material Contract Counterparty” means each Person (other than any Loan Party, any Agent or any Lender) from time to time party to any Material Contract.
“Maturity Date” means the date which is 36-months after the SOA Start Date.
“Maximum Rate” has the meaning specified in Section 10.15.
“Maximum Revolver Amount” means $75,000,000.
“Monthly Borrowing Date” means the first Business Day of each calendar month.

“Monthly Borrowing Notice” has the meaning specified in Section 2.02(b)(i).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means that certain Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing, to be entered into on the Closing Date, from Borrower, as trustor, to the Title Company, as the trustee, for the benefit of the Collateral Agent, as beneficiary.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.
“Multiple Employer Plan” means a Pension Plan with respect to which the Borrower or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means
(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries of assets (or any Dispositions of any Investment in Sustainable Oils), the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Loan Party or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to any Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such Disposition, (iii) taxes paid or payable to any taxing authorities by Loan Party or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Loan Party or any of its Subsidiaries, and are properly attributable to such transaction; (iv) any amounts payable to the Term Creditors pursuant to the Term Financing Documents in accordance with the Intercreditor Agreement; and (v) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such Disposition, to the extent that in each case the funds described above in this clause (v) are (x) deposited into escrow with a third party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of the Collateral Agent and (y) paid to the Administrative Agent as a prepayment of the applicable Obligations in accordance with Section 2.03(e) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve;
(b) with respect to the issuance or incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries, or the issuance by any Loan Party or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of any Loan Party or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Loan Party or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by such Loan Party or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Loan Party or any of its Subsidiaries, and are properly attributable to such transaction and (iii) any amounts payable to the Term Creditors pursuant to the Term Financing Documents in accordance with the Intercreditor Agreement; and
(c)    in the case of any Event of Loss, the aggregate amount of Loss Proceeds in respect of RCF Priority Collateral received by any Loan Party or any of their respective Affiliates in respect of such Event of Loss, net of (i) all reasonable and documented out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs (including reasonable legal and accounting fees and expenses), incurred or reasonably anticipated to be incurred by the applicable Loan Party in connection with the collection of such proceeds; and (ii) federal, state, provincial, foreign and local Taxes (other than any income taxes) reasonably estimated to be actually payable by the Loan Parties within the current or the immediately succeeding tax year in connection therewith to the extent such amounts were not deducted in determining the amount of such proceeds.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” has the meaning assigned to such term in Section 2.04(b).
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that “Obligations” shall exclude any Excluded Swap Obligations. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, commissions, charges, expenses, fees, indemnities and other amounts payable by each Loan Party under any Loan Document and (b) the obligation of each Loan Party to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of such Loan Party.
“OFAC” has the meaning specified in Section 3.20(a).
“Offered Interest” has the meaning specified in Section 10.05(b)(ix).
“Operating Budget” has the meaning specified in the Term Credit Agreement (as in effect on the date hereof).
“Operating Expenses” means any and all of the expenses paid or payable by or on behalf of the Loan Parties in relation to the operation and maintenance (except as set forth below) of the Refinery, including consumables, payments under any operating lease, taxes (including franchise taxes, property taxes and sales taxes and excluding income taxes), insurance (including the costs of premiums and deductibles and brokers’ expenses), Capital Lease Obligations and purchase money obligations (to the extent constituting Permitted Indebtedness), payments under the applicable Project Documents and the other applicable Project Documents which are contemplated by the then-current Operating Budget, costs and fees attendant to obtaining and maintaining in effect the Authorizations relating to the Refinery payable during such period, payments made to security, police services, legal, accounting and other professional fees attendant to any of the foregoing items payable during such period and other expenses set forth in the Operating Budget (including payments to Affiliates of the Loan Parties for the provision of administrative and management services (to the extent set forth in the Operating Budget)), but exclusive of Capital Expenditures and payments in respect of payments of principal and interest in respect of the Obligations or any other Indebtedness. Operating Expenses do not include non-cash charges, including depreciation, amortization, income taxes, non-cash taxes or other bookkeeping entries of a similar nature.
“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Orion” means Orion Energy Partners TP Agent, LLC.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17(b)).
“Overadvance” has the meaning specified in Section 2.03(e)(i).
“Parent” means Global Clean Energy Holdings, Inc., a Delaware corporation.
“Participant Register” has the meaning specified in Section 10.05(b)(vii).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Discretion” means a determination made in the exercise, in good faith, of reasonable credit judgment (from the perspective of a secured, asset-based lender).
“Permitted Dispositions” means
(a)Dispositions of obsolete, defective or worn out property or property no longer used or useful, whether now owned or hereafter acquired, in the ordinary course of business, promptly replaced by such Loan Party with suitable substitute equipment of substantially the same (or better) character and quality and at least equivalent useful life and utility to the extent required by the Refinery or for performance under the Material Contracts to which it is a party; provided that if the aggregate fair market value of all such Dispositions exceeds $1,000,000 in any fiscal year, the Administrative Agent shall have received a certificate of an Authorized Person of Borrower certifying that such assets are worn out, defective or no longer used or useful prior to the consummation of any such Disposition;
(b)Dispositions of Inventory in the ordinary course of business;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Loan Party or any of its Subsidiaries to the Borrower;
(e)Dispositions permitted by Section 6.04;
(f)leases, licenses, subleases, sublicenses easements or similar interests (including the provision of open source software under an open source license and leases, sub-leases, occupancy arrangements, storage arrangements or other substantially similar interests of, or in, tanks and related infrastructure or feedstock or product in-tank storage) granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries;
(g)the discount, write-off or Disposition of accounts receivable overdue by more than 90 days or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business;
(h)Liens permitted by Section 6.02, Restricted Payments permitted by Section 6.05, and Investments permitted by Section 6.06;
(i)Dispositions of equipment or other property in the ordinary course of business in accordance with the Material Contracts, the Loan Documents and the Term Financing Documents;
(j)Dispositions resulting from any Condemnation of any property by any Governmental Authority, or assets subject to a casualty;

(k)Dispositions of any Investment in Sustainable Oils;
(l)the unwinding of any Swap Contract;
(m)Dispositions of cash or Cash Equivalents;
(n)sales of (and the granting of any option or other right to purchase, lease or otherwise acquire) renewable diesel, naphtha, propane, butane and other renewable hydrocarbon refined products (including Products), capacity, emissions credits, renewable energy credits or ancillary services or other similar products in the ordinary course of business, including, for the avoidance of doubt, any sales made or rights granted pursuant to the SOA, in each case subject to the requirements in this Agreement with respect to Material Contracts; and
(o)Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section; provided that the aggregate book value of all property disposed of pursuant to this clause (o) in any fiscal year shall not exceed $1,000,000 per year.
“Permitted Holder” means any one or more of (a) Parent, (b) Secured Party (as defined in the Term Credit Agreement as of the Closing Date) or any Affiliate thereof, or (c) Vitol or any Affiliate thereof.
“Permitted Indebtedness” means:
(a)Indebtedness evidenced by this Agreement or the other Loan Documents;
(b)Indebtedness outstanding on the date hereof and listed on Schedule 6.01;
(c)Term Indebtedness incurred under the Term Credit Agreement; provided such Term Indebtedness (and any Liens securing such Term Indebtedness) shall at all times be subject to the terms of the Intercreditor Agreement (including the limitations in Section 6.1(d) thereto);
(d)Indebtedness in respect of guarantees by a Loan Party in respect of Indebtedness of any other Loan Party permitted hereunder;
(e)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds in an aggregate amount not to exceed $1,000,000 at any one time;
(f)Indebtedness in respect of guarantees by a Loan Party in respect of operating leases of any other Loan Party and in respect of other contractual obligations incurred in the ordinary course of business, in each case, to the extent such operating lease or contractual obligations are not prohibited hereby;
(g)Obligations under current account payables not more than ninety (90) days past due or being contested diligently, in good faith and in a timely manner and for which adequate reserves, if and to the extent required by GAAP, have been established, interest thereon, regulatory bonds, surety obligations and accrued expenses incurred in the ordinary course of business;
(h)Obligations in respect of rights-of-way, easements and servitudes, in each case, to the extent permitted hereunder and under the Term Credit Agreement;

(i)any other unsecured Indebtedness in an aggregate outstanding amount not to exceed $250,000 at any one time;
(j)Indebtedness in respect of purchase money obligations for fixed or capital assets (or otherwise to finance the acquisition or licensing of intellectual property or discrete items of equipment or assets) or Capitalized Lease obligations to the extent incurred in the ordinary course of business; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not at any one time exceed (x) $5,000,000 plus (y) an additional $5,000,000 and any collateral securing such Indebtedness is limited to solely the fixed or capital asset being financed therewith;
(k)obligations to pay rent under a lease other than a capital lease (to the extent constituting Indebtedness) that do not require payments by such Loan Party in any calendar year in excess of $1,000,000;
(l)on and after the Commodity Hedging Program Date, Indebtedness permitted under the Commodity Hedging Program, in each case, to the extent permitted under the Term Credit Agreement;
(m)Indebtedness between the Loan Parties; provided that all such Indebtedness shall be fully subordinated in priority and payment to the Obligations on terms that are reasonably acceptable to the Required Lenders.
(n)other Indebtedness that does not constitute debt for borrowed money not to exceed $1,000,000 in the aggregate at any time outstanding; and
(o)(i) Indebtedness associated with bonds or other surety obligations required by Governmental Authorities in connection with the operation of the business of Loan Parties in the ordinary course of business and (ii) reimbursement obligations with respect to letters of credit issued to support such Indebtedness, such reimbursement obligations not to exceed $600,000 in the aggregate.
“Permitted Investments” means
(a)Investments held by any Loan Party or any of its Subsidiaries in the form of Cash Equivalents;
(b)(i) Investments in any Loan Party or any of its Subsidiaries in existence on the Closing Date, (ii) other Investments in existence on the Closing Date and identified on Schedule 6.06 and (iii) to the extent permitted by the Term Credit Agreement, any Investment in Sustainable Oils, Inc. made after the date hereof in the aggregate not to exceed $10,000,000;
(c)extensions of trade credit in the ordinary course of business to the extent otherwise permitted under the Loan Documents;
(d)Investments (i) of the Borrower in any Wholly-Owned Subsidiary and Investments of any Wholly-Owned Subsidiary in the Borrower or in another Wholly-Owned Subsidiary, subject to the grant of collateral and a guarantee by the Subsidiary, (ii) of the Term Loan Borrower in Borrower and (iii) of Holdings in the Term Loan Borrower;

(e)Investments consisting of the endorsement by any Loan Party or any of its Subsidiaries of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business; and
(f)to the extent constituting investments, investments in contracts to the extent otherwise expressly permitted under the Term Financing Documents.
“Permitted Liens” means:
(a)Liens existing on the date hereof and listed on Schedule 6.02 and any Liens that extend, renew or replace in whole or in part such Liens;
(b)(i) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, in each case, granted in the ordinary course of business in favor of such creditor depositary institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by Borrower to provide collateral to the depository institution and (ii) Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(c)Liens for Taxes, assessments or other governmental charges either secured by a bond or not yet due or payable or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)Liens arising by reason of security, pledges or deposits in the ordinary course of business or under Applicable Law (i) for payment of workmen’s compensation or unemployment insurance or other types of social security benefits; or (ii) to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety bonds or appeal bonds;
(e)Liens securing Permitted Indebtedness of the type referred to in clause (j) of such definition; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness, any accessions thereto, proceeds thereof and related books and records;
(f)Liens pursuant to Section 5-118 of the Uniform Commercial Code of any state (or any comparable provision of any foreign Law) in favor of the issuer or nominated person of letters of credit permitted pursuant to Section 6.01;
(g)Liens created under the Security Documents or pursuant to this Agreement for the benefit of the Secured Parties or to Vitol (as counterparty to the SOA or the SSA);
(h)subject in all cases to the Intercreditor Agreement, Liens created pursuant to the Term Credit Agreement to secure the Indebtedness and other obligations thereunder;

(i)Liens of mechanics, carriers, landlords, warehousemen, materialmen, laborers, repairmen’s, employees or suppliers or any similar Liens arising by operation of law incurred in the ordinary course of business with respect to obligations which are not due or, which are adequately bonded, and which are being contested Liens in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(j)Liens arising out of judgments, orders or awards that have been adequately bonded, are fully covered by insurance (subject to a customary deductible) or with respect to which a stay of execution has been obtained pending an appeal or proceeding for review pursuant to appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(k)Liens or pledges of deposits of cash securing deductibles, self-insurance, copayment, co-insurance, retentions or similar obligations to providers or property, casualty or liability insurance in the ordinary course of business;
(l)Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which, individually or in the aggregate, do not materially detract from the value of the affected property and do not materially interfere with the ordinary conduct of the business of such Loan Party and all exceptions disclosed in the Title Policy (as defined in the Term Credit Agreement);
(m)Liens arising under ERISA and Liens arising under the Code with respect to an employee pension benefit plan (as defined in Section 3(2) of ERISA) that do not constitute an Event of Default under Section 7.01(j);
(n)on and after the Commodity Hedging Program Date, Liens permitted under the Commodity Hedging Program (up to the amount approved by the Administrative Agent and the required lenders thereunder) so long as the terms and conditions of the Commodity Hedging Program related to such Liens shall have been satisfied and such Liens are subject to the Intercreditor Agreement;
(o)Liens or pledges of deposits of cash, in an amount not to exceed $600,000 in the aggregate, securing (i) bonds or other surety obligations entered into in the ordinary course of business or under Applicable Law or (ii) reimbursement obligations with respect to letters of credit to the extent permitted under clause (o)(ii) of the definition of “Permitted Indebtedness”; and
(p)Liens securing Indebtedness and other obligations in an aggregate amount not exceeding $500,000 at any time outstanding.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower or any Subsidiary has any liability.

“Product” means (i) all “Products” (as defined in the SOA), (ii) all “Excluded Products” (as defined in the SOA), (iii) all other similar renewable finished product output from the Refinery and (iv) any of the foregoing that are unfinished but held in the certification tanks that are owned and operated by the Refinery.
“Project Documents” means, without duplication, the Material Contracts and each other agreement related to the development, construction, operation, maintenance, management, administration, ownership or use of the Refinery, the sale of renewable diesel therefrom, the provision of feedstocks, catalyst and other services thereto and real property rights and interests relating to the Refinery, in each case, entered into by, or assigned to, the Term Loan Borrower or the Borrower, excluding any contracts, agreements, instruments or other documents required to effectuate any Permitted Investment in Sustainable Oils other than the Sustainable Oils License Agreement.
“Project Document Modification” has the meaning specified in Section 6.11(a)(i).
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proposed Assignee” has the meaning specified in Section 10.05(b)(ix).
“Pro Rata Share” means, as of any date of determination:
(a)    with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,
(b)    with respect to all other matters and for all other matters as to a particular Lender, the percentage obtained by dividing (i) the Total Credit Exposure of such Lender by (ii) the aggregate Total Credit Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.05; provided, that if all of the Loans have been repaid in full, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Total Credit Exposures had not been repaid, collateralized, or terminated and shall be based upon the Total Credit Exposures as they existed immediately prior to their repayment, collateralization, or termination.
“Protective Advances” has the meaning specified in Section 2.02(d)(i).
“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by renewable diesel refinery projects in the United States, as applicable, of a type and size similar to the Refinery as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such projects, with commensurate standards of safety, performance, dependability, efficiency and economy. “Prudent Industry Practices” does not necessarily mean one particular practice, method, equipment specification or standard in all cases and shall not be interpreted to require the adoption or implementation of any particular best or most optimal practice, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Quarterly Date” means the last Business Day of September, December, March and June in each fiscal year, the first of which shall be the first such day after the date hereof.
“RCF Priority Account” has the meaning specified in the Intercreditor Agreement.
“RCF Priority Collateral” has the meaning specified in the Intercreditor Agreement.
“Recipient” means (a) the Administrative Agent or (b) any Lender as applicable.
“Refinery” means the refinery owned by the Borrower located at 6451 Rosedale Highway, Bakersfield, California to produce renewable diesel and other products.
“Refinery Feedstock Storage Tanks” means the Feedstock storage tanks at or adjacent to the Refinery that are owned and operated by the Refinery.
“Refinery Product Storage Tanks” means the Product storage tanks at or adjacent to the Refinery that are owned and operated by the Refinery.
“Refinery Storage Tanks” mean the Refinery Feedstock Storage Tanks and the Refinery Product Storage Tanks.
“Register” has the meaning specified in Section 10.05(b)(iv).
“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, the movement through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.
“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health, safety or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other corrective actions with respect to Hazardous Materials required by Environmental Laws.
“Rent and Charges Reserve” means reserves which may be taken by the Administrative Agent in its Permitted Discretion with respect to Eligible Inventory in an amount up to the aggregate of, without duplication: all past due rent, storage, transportation, terminaling and other amounts owing by the Borrower to any landlord, warehouseman, terminal owner or operator, pipeline, processor, shipper, freight forwarder, broker or other Person who, in each case, possesses such Eligible Inventory; provided that any Rent and Charges Reserve taken with respect to any location at which any Eligible Inventory is located shall not exceed the value of such Inventory stored at such location.
“Replacement Project Document” has the meaning given such term in the Term Credit Agreement.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Reporting Deliverable” has the meaning specified in Section 7.01(d).
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Reserves” means the sum (without the duplication) of:
(a)the Rent and Charges Reserve;
(e)the Tax Reserve; and
(f)the aggregate amount of liabilities secured by Liens (other than Permitted Liens) on the Collateral (but imposition of any such reserve shall not waive an Event of Default (if any) arising therefrom).
“Resignation Effective Date” has the meaning in Section 8.06.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means (a) the chief executive officer, president, executive vice president or a Financial Officer of the applicable Loan Party, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of the applicable Loan Party and (c) solely for purposes of Borrowing Requests, and notices for Commitment terminations or reductions given pursuant to Article II, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of the such Loan Party.
“Restricted Payment” means:
(a)any dividend paid by any Loan Party on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition by any Loan Party of, any portion of any membership interests in any Loan Party or any warrants, rights or options to acquire any such membership interests;
(b)any payment of development, management or other fees, or of any other amounts, by any Loan Party to any Affiliate thereof; and/or
(c)any other payment to a parent company or Affiliate of the Loan Parties.
“Revolver Commitment” means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule 2.01 to the Agreement or in the Assignment and Assumption pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 10.05 of the Agreement.
“Revolver Usage” means, as of any date of determination, the aggregate principal amount of outstanding Revolving Loans.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans at such time.
“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.01(a).
“Revolving Loan Exposure” means, with respect to any Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.
“Rollover Borrowings” has the meaning specified in Section 2.02(b).
“S&P” means Standard & Poor’s Rating Group.
“Sanctions” has the meaning specified in Section 3.20(a).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” has the meaning assigned to the term “RCF Secured Parties” in the Intercreditor Agreement.
“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, executed and delivered by and among the Term Loan Borrower, Holdings, the Borrower and the Collateral Agent.
“Security Documents” means the Security Agreement, the Mortgage, the Control Agreements, all Uniform Commercial Code financing statements required by any Security Document and any other security agreement or instrument to be executed or filed pursuant hereto or any Security Document.
“Settlement” has the meaning specified in Section 2.02(e)(i).
“Settlement Date” has the meaning specified in Section 2.02(e)(i).
“Set-off Party” has the meaning specified in Section 10.09.
“Site” means the parcels of land owned in fee simple by Borrower on which the Refinery is located, as more particularly described on Schedule 1.01(D).
“SOA” means that certain Supply and Offtake Agreement, dated as of the date hereof, between the Borrower and Vitol, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“SOA Start Date” means the “Start Date” as such term in defined in the SOA.
“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Borrowing Date” has the meaning specified in Section 2.02(a)(i)(A).
“SSA” means that certain Storage Services Agreement, dated as of the Closing Date, by and between the Borrower and the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such

Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Sustainable Oils” means Sustainable Oils, Inc., a Delaware corporation.
“Sustainable Oils License” means the Sustainable Oils License Agreement, dated as of April 9, 2024, by and between Sustainable Oils and the Borrower, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Swap Contract” means any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness or hedging of the prices of renewable diesel, feedstock or environmental attributes.
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, as of the date of determination and in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) the amount that would be payable, as determined in the commercially reasonable good faith judgment of the Borrower consistent with the prevailing market practice, under and in accordance with the terms of the applicable Swap Contracts if the transactions under such Swap Contracts were terminated on the Business Day prior to such date of determination or (b) if the transactions under such Swap Contracts were previously terminated, the termination amount under such Swap Contracts which remains unpaid as of the date of determination.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Reserve” means the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of federal and state excise taxes and sales taxes that are payable by the Borrower in connection with sales of Products included in the calculation of the Borrowing Base to the extent past due by more than 90 days unless being contested in good faith and by appropriate proceedings diligently conducted, unless adequate reserves with respect thereto are maintained on the books of the applicable Borrower in accordance with GAAP.
“Term Administrative Agent” means Orion, in its capacity as administrative agent under the Term Credit Agreement.
“Term Collateral Agent” means Orion.
“Term Credit Agreement” means that certain Credit Agreement, dated as of May 4, 2020, by and among Term Loan Borrower, as borrower, Holdings, Borrower, Term Administrative Agent, and the Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Tranche D Lenders (each, as defined in the Term Credit Agreement) party thereto from time to time, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, subject to the terms of the Intercreditor Agreement.

“Term Creditors” means each of the lenders under the Term Credit Agreement.
“Term Financing Documents” means the “Financing Documents” as defined in the Term Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Term Indebtedness” means the Indebtedness owed by the parties pursuant to the Term Credit Agreement.
“Term Loan Borrower” has the meaning specified therefor in the preamble to this Agreement.
“Third-Party Terms” has the meaning specified in Section 10.05(b)(ix).
“Title Company” means Chicago Title Insurance Company.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.
“Transaction Documents” means each of the Loan Documents and the Material Contracts.
“Transfer Notice” has the meaning specified in Section 10.05(b)(ix).
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.13(g)(ii)(B)(3).
“Vitol” means Vitol Americas Corp., a Delaware corporation.

“Weekly Measurement Date” means the second Business Day immediately preceding each Weekly Reset Date.
“Weekly Period” means the period from and including each Weekly Reset Date to and including the day immediately preceding the next Weekly Reset Date (or, if earlier, the Maturity Date).
“Weekly Reset Date” means Wednesday of each calendar week unless (i) such Wednesday is not a Business Day or (ii) absent this clause (ii) the Weekly Measurement Date related thereto would occur during the preceding calendar week, in each of which cases the Weekly Reset Date shall be the first Business Day after such Wednesday.
“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section I.2Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of 366 days, and (ii) otherwise, to a year of 365 days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Loan Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section I.3Accounting Terms; Changes in GAAP.
(a)Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Section 5.01 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.
(b)Changes in GAAP. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
Section I.4Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
Section I.5Weekly Reset Date Amounts. Unless otherwise specified herein, any defined term that constitutes the calculation or determination of an amount with respect to a Weekly Reset Date, the components of such calculation or determination shall be made as of the Weekly Measurement Date related to such Weekly Reset Date.
Section I.6UCC Definitions. Any terms used in this Agreement that are defined in the Uniform Commercial Code shall be construed and defined as set forth in the Uniform Commercial Code unless otherwise defined herein; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 of the Uniform Commercial Code shall govern.
Article II

LOANS AND TERMS OF PAYMENT
Section II.1Revolving Loans.

(a)Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to the Borrower on a Specified Borrowing Date in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the lesser of:
(i)the amount equal to (1) the Maximum Revolver Amount less (2) the principal amount of all Revolving Loans outstanding at such time; and
(ii)the amount equal to (1) the Applicable Borrowing Base for such Specified Borrowing Date less (2) the principal amount of all Revolving Loans to the Borrower outstanding at such time;
provided that in no event shall the aggregate amount of each Lender’s outstanding Revolving Loans at any time exceed such Lender’s Revolver Commitment.
(b)Amounts borrowed pursuant to this Section 2.01 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(c)Anything to the contrary in this Section 2.01 notwithstanding, the Administrative Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves against the Borrowing Base. The amount of any Reserve established by the Administrative Agent, shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria; provided, that Administrative Agent shall notify the Borrower at least five (5) Business Days before the time any such Reserve is to be established or increased. Upon establishment or increase in Reserves, the Administrative Agent agrees to make itself available to discuss the Reserve or increase, and the Borrower may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent in the exercise of its Permitted Discretion.
Section II.2Borrowing Procedures and Settlements.
(a)Procedure for Borrowing Revolving Loans on a Specified Borrowing Date.
(i)On any Business Day occurring during a Weekly Period, a Borrowing may be made subject to the following terms and conditions (and the other applicable conditions set forth herein):
(A)Borrower shall deliver to the Administrative Agent a duly completed Borrowing Request, received by the Administrative Agent no later than 1:00 p.m., New York time, on the day that is one (1) Business Day prior to the Business Day on which such Borrowing is requested to be made (a “Specified Borrowing Date”), specifying (A) the amount of such Borrowing, and (B) the requested Specified Borrowing Date; and

(B)the amount of such Borrowing shall not exceed the Availability as of such Specified Borrowing Date.
(ii)Subject to the terms and conditions hereof, the initial Credit Extension under this Agreement shall occur on a Specified Borrowing Date.
(b)Procedure for Borrowing Revolving Loans on a Monthly Borrowing Date.
(i)At least three (3) Business Days prior to each Monthly Borrowing Date, Borrower shall deliver to the Administrative Agent a written notice substantially in the form of Exhibit B-2 hereto (a “Monthly Borrowing Notice”) specifying as to the aggregate Borrowings to be outstanding on such Monthly Borrowing Date (the “Rollover Borrowings”).
(ii)Effective as of each Monthly Borrowing Date, the Rollover Borrowings shall constitute Borrowings in accordance with the relevant Monthly Borrowing Notice and Section 2.02(b)(i) above.
(iii)The outstanding aggregate Borrowings shall not increase or decrease on a Monthly Borrowing Date, unless such Monthly Borrowing Date occurs on a Specified Borrowing Date as may be identified pursuant to Section 2.02(a) above. If a Monthly Borrowing Date occurs on a Specified Borrowing Date and an additional Borrowing is to be made on such date, then Borrower may include the amount of such additional Borrowing with the Rollover Borrowings for purposes of specifying the amounts that shall constitute Borrowings as of the Monthly Borrowing Date.
(c)Making of Revolving Loans.
(i)After receipt of a Borrowing Request pursuant to Section 2.02(a), and determining whether based on the Applicable Borrowing Base there is sufficient Availability to accommodate the requested Borrowing, the Administrative Agent shall (if such Availability is sufficient) notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is two Business Days prior to the relevant Funding Date. If the Administrative Agent has notified the Lenders of a requested Borrowing by 2:00 p.m., New York time, on the Business Day that is two Business Days prior to the relevant Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Administrative Agent in immediately available funds, to the Administrative Agent’s Account, not later than 1:00 p.m., New York time, on the relevant Funding Date. After the Administrative Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, the Administrative Agent shall make the proceeds thereof available to the Borrower on the relevant Funding Date by transferring immediately available funds equal to such proceeds received by the Administrative Agent to the Designated Account; provided, that, subject to the provisions of Section 2.02(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 4.02 will not be satisfied on the relevant Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.
(ii)Unless the Administrative Agent receives notice from a Lender prior to 9:30 a.m., New York time, on the Funding Date relating to a requested Borrowing as to which the Administrative Agent has notified the Lenders of a Borrowing Request that such Lender will not make available as and when required hereunder to Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made or will make such amount available to the Administrative Agent in immediately available funds on such Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower a corresponding amount. If, on such Funding Date, any Lender shall not have remitted the full amount that it is required to make available to the Administrative Agent in immediately available funds and if the Administrative Agent has made available to the Borrower such amount on such Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Administrative Agent in immediately available funds, to the Administrative Agent’s Account, no later than 10:00 a.m., New York time, on the Business Day that is the first Business Day after such Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for the Administrative Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to the Administrative Agent in immediately available funds as and when required hereby and if the Administrative Agent has made available to the Borrower such amount, then that Lender shall be obligated to immediately remit such amount to the Administrative Agent, together with interest at the Default Rate for each day until the date on which such amount is so remitted. A notice submitted by the Administrative Agent to any Lender with respect to amounts owing under this Section 2.02(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to the Administrative Agent, then such payment to the Administrative Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the relevant Funding Date, the Administrative Agent will notify the Borrower of such failure to fund and, upon demand by the Administrative Agent, the Borrower shall pay such amount to the Administrative Agent for the Administrative Agent’s Account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
(d)Protective Advances and Optional Overadvances.
(i)Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.02(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 4.02 are not satisfied, the Administrative Agent hereby is authorized by the Borrower and the Lenders, from time to time, in the Administrative Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, the Borrower, on behalf of the Lenders, that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 2.02(d)(i) shall be referred to as “Protective Advances”). Notwithstanding the foregoing, the aggregate amount of all Protective Advances shall not cause the Revolver Usage to exceed the Maximum Revolver Amount.
(ii)Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize the Administrative Agent and the Administrative Agent may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans to the Borrower notwithstanding that an Overadvance exists or would be created thereby, so long as after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Maximum Revolver Amount.
In the event the Administrative Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.02(d), regardless of the amount of, or reason for, such excess, the Administrative Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless the Administrative Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case the Administrative Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders thereupon shall, together with the Administrative Agent, jointly determine the terms of arrangements that shall be implemented with the Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Revolving Loans to an amount permitted by the preceding sentence. In such circumstances, if any Lender objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agents and are not meant for the benefit of the Borrower or any other Loan Party. Each Lender shall be obligated to settle with the Administrative Agent as provided in Section 2.02(e) (or Section 2.02(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by the Administrative Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.03(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.
(iii)Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Lender shall be obligated to settle with Agent as provided in Section 2.02(e) (or Section 2.02(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans. The provisions of this Section 2.02(d) are for the exclusive benefit of the Agents and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way. Notwithstanding the foregoing, the aggregate amount of all Extraordinary Advances outstanding at any one time shall not exceed 10% of the Borrowing Base.
(iv)Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by the Administrative Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments. No Lender shall have an obligation to settle with the Administrative Agent for such Extraordinary Advances that cause the aggregate Revolver Usage to exceed the Maximum Revolver Amount or a Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments as provided in Section 2.02(e) (or Section 2.02(g), as applicable).
(e)Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding

Revolving Loans. Such agreement notwithstanding, the Administrative Agent and the other Lenders agree (which agreement shall not be for the benefit of the Borrower or any other Loan Party) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)The Administrative Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Administrative Agent in its sole discretion (1) for itself, with respect to the outstanding Extraordinary Advances, and (2) with respect to any Loan Party’s or any of its Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.02(g)):
(A)if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances), and
(B)if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to the Administrative Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances).
Such amounts made available to the Administrative Agent under clause (B) of the immediately preceding sentence shall be applied against the amounts of the Extraordinary Advances. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Administrative Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the interest rate then applicable to Revolving Loans.
(ii)In determining whether a Lender’s balance of the Revolving Loans (including Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, the Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by the Administrative Agent with respect to principal, interest, fees payable by the Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)Between Settlement Dates, the Administrative Agent, to the extent Extraordinary Advances are outstanding, may apply any payments or other amounts received by the Administrative Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances. During the period between Settlement Dates, the Administrative Agent with respect to Extraordinary Advances and each Lender with respect to the Revolving Loans other than Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Administrative Agent or the Lenders, as applicable.
(iv)Anything in this Section 2.02(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, the Administrative Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.02(g).
(f)Notation. The Administrative Agent, as a non-fiduciary agent for the Borrower, shall maintain a register showing the principal amount of the Revolving Loans owing to each Lender, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(g)Defaulting Lenders.
(i)Notwithstanding the provisions of Section 2.03(b)(ii), the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Administrative Agent for such Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to such Defaulting Lender, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments (A) first, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (B) second, to a suspense account maintained by the Administrative Agent, the proceeds of which shall be retained by the Administrative Agent and may be made available to be re-advanced to or for the benefit of the Borrower (upon the request of the Borrower and subject to the conditions set forth in Section 2.02) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (C) third, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (J) of Section 2.03(b)(ii). Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.09(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. The provisions of this Section 2.02(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent and the Borrower shall have waived, in writing, the application of this Section 2.02(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Administrative Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.02(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Administrative Agent, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at its option, upon written notice to the Administrative Agent, to arrange for one or more Eligible Transferees selected by Borrower, or such other substitute Lender selected by Borrower to be reasonably acceptable to the Administrative Agent, to assume the commitment of such Defaulting Lender. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Assumption in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (including all interest, fees, and other amounts that may be due and payable in respect thereof); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or the Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.02(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.02(g) shall control and govern.
(h)Independent Obligations. All Revolving Loans shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
Section II.3Payments; Reductions of Commitments; Prepayments.
(a)Payments by the Borrower.
(i)Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 1:00 p.m., New York time, on the date specified herein; provided that, for the avoidance of doubt, payments deposited into a Controlled Account (as defined in the Security Agreement) shall be deemed not to be received by the Administrative Agent on any Business Day unless immediately available funds have been credited to the Administrative Agent’s Account. Any payment received by the Administrative Agent later than 1:00 p.m., New York time, shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.
(ii)Unless the Administrative Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Administrative Agent may assume that the Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower does not make such payment in full to the Administrative Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Default Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(iii)Breakage Costs. Borrower shall compensate Lender, upon written request by Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or payable by Lender to lenders of funds borrowed by it to make or carry Loans and any loss, expense or liability sustained by Lender in connection with the liquidation or re-deployment of such funds but excluding loss of anticipated profits) which Lender may sustain: (i) if for any reason a Borrowing does not occur on a date specified therefor in a Monthly Borrowing Notice; or (ii) if any prepayment of any Loan is not made on any date specified in a notice of prepayment given by Borrower.
(b)Apportionment and Application.
(i)So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by the Administrative Agent (other than fees or expenses that are for Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. Subject to Section 2.03(b)(iv) and Section 2.03(e), all payments to be made hereunder by the Borrower shall be remitted to the Administrative Agent and all such payments, and all proceeds of Collateral received by the Administrative Agent, in each case, subject to the Intercreditor Agreement, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to the Borrower (to be wired to the Designated Account) or such other Person entitled thereto under Applicable Law.
(ii)Subject to the Intercreditor Agreement, at any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to the Administrative Agent and all proceeds of Collateral received by Agent shall be applied as follows:
(A)first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to the Agents under the Loan Documents, until paid in full,

(B)second, to pay any fees or premiums then due to the Agents under the Loan Documents until paid in full,
(C)third, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(D)fourth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,
(E)fifth, to pay interest due in respect of all Protective Advances, until paid in full,
(F)sixth, to pay the principal of all Protective Advances, until paid in full,
(G)seventh, to pay interest due in respect of all Revolving Loans until paid in full,
(H)eighth, ratably, (i) to pay the principal of all Revolving Loans until paid in full and (ii) to pay all Obligations under the SOA until paid in full,
(I)ninth, to pay any other Obligations other than Obligations owed to Defaulting Lenders,
(J)tenth, ratably to pay any Obligations owed to Defaulting Lenders, and
(K)last, to the Revenue Account (as defined in the Term Credit Agreement), as otherwise required pursuant to the Intercreditor Agreement or such other Person entitled thereto under Applicable Law.
(iii)Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a settlement delay as provided in Section 2.02(e).
(iv)In each instance, so long as no Application Event has occurred and is continuing, Section 2.03(b)(i) shall not apply to any payment made by the Borrower to Agent and specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(v)For purposes of Section 2.03(b)(ii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(vi)Subject to the Intercreditor Agreement, in the event of a direct conflict between the priority provisions of this Section 2.03 and any other provision contained in this

Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. Subject to the Intercreditor Agreement, in the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.02(g) and this Section 2.03, then the provisions of Section 2.02(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.03 shall control and govern.
(c)Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. The Borrower may reduce the Revolver Commitments, without premium or penalty, to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a Borrowing Request has been given by the Borrower under Section 2.02(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to zero), shall be made by providing not less than five Business Days’ prior written notice to the Administrative Agent, and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.
(d)Optional Prepayments. The Borrower may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.
(e)Mandatory Prepayments.
(i)If, at any time (including as of any Weekly Reset Date), the Revolver Usage on such date exceeds the lesser of (A) the then Applicable Borrowing Base as reflected in the Borrowing Base Certificate for the current Weekly Period (or if no such Borrowing Base Certificate has been delivered for the current Weekly Period, then the most recently delivered Borrowing Base Certificate) and (B) the Maximum Revolver Amount as of such time (collectively, an “Overadvance”), then the Borrower shall, within one Business Day, prepay the Obligations in accordance with Section 2.03(f) in an aggregate amount necessary to eliminate such Overadvance.
(ii)Within one (1) Business Day of the date of incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.03(f) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.03(e)(ii) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.
(iii)Within one (1) Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of any proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, the Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.03(f) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence.
(f)Application of Payments. Subject to the Intercreditor Agreement, each prepayment pursuant to Section 2.03(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the Revolving Loans (with no corresponding permanent reduction in the Maximum Revolver Amount), until paid in full (and any accrued and unpaid interest in respect thereof) and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.03(b)(ii).
Section II.4Promise to Pay; Promissory Notes.
(a)The Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations become due and payable pursuant to the terms of this Agreement.
(b)Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes (each, a “Note”). In such event, the Borrower shall execute and deliver to such Lender the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to the Borrower. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Section II.5Interest Rates, Payments, and Calculations.
(a)Interest Rates. Except as provided in Section 2.05(c), all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to the Interest Rate.
(b)[Reserved].
(c)Default Rate. Upon the occurrence and during the continuation of any Event of Default (other than an Event of Default under Section 7.01(f) or (g) hereof), at the election of the Required Lenders (and upon notice to the Borrower of such election), and automatically upon the occurrence of an Event of Default pursuant to Section 7.01(f) or (g) hereof, all Obligations that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to the Default Rate.
(d)Payment. Except to the extent provided to the contrary in Section 2.09, (i) all interest and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on each Quarterly Date, and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first Quarterly Date following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by administrative Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)); provided that if an Event of Default has occurred and is continuing, such amounts shall be due and payable, in arrears, on the last Business Day of each month. The Borrower hereby authorizes the Administrative Agent, from time to time without prior notice to the Borrower, to charge to the Loan Account (A) on each Quarterly Date, all interest accrued during the prior quarter on the Revolving Loans hereunder, (B) [reserved], (C) on each Quarterly Date, the Facility Fee accrued during the prior quarter pursuant to Section 2.09(b), (D) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (E) as and when incurred or accrued, all other Lender Group Expenses, and (F) as and when due and payable all other payment obligations payable under any Loan Document. All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination.
(e)[Reserved].
(f)Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by Applicable Law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
Section II.6Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Administrative Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Administrative Agent’s Account on a Business Day on or before 1:00 p.m., New York time. If any payment item is received into the Administrative Agent’s Account on a non-Business Day or after 1:00 p.m., New York time on a Business Day (unless the Administrative Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
Section II.7Designated Account. Agent is authorized to make the Revolving Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.05(d). The Borrower agrees to establish no later than the Deposit Account Deadline, and to maintain from and after the Deposit Account Deadline, the Designated Account for the purpose of receiving the proceeds of the Revolving Loans requested by the Borrower and made by the Administrative Agent or the Lenders hereunder. Unless otherwise agreed by the Administrative Agent and the Borrower, any Revolving Loan requested by the Borrower and made by the Administrative Agent or the Lenders hereunder shall be made to the Designated Account.
Section II.8Maintenance of Loan Account; Statements of Obligations. The Administrative Agent shall maintain an account on its books in the name of the Borrower (the “Loan

Account”) on which the Borrower will be charged with all Revolving Loans made by Agent or the Lenders to the Borrower or for the Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.06, the Loan Account will be credited with all payments received by Agent from the Borrower or for the Borrower’s account. The Administrative Agent shall make available to the Borrower monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent demonstrable error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender Group unless, within forty-five (45) days after Agent first makes such a statement available to the Borrower, the Borrower shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
Section II.9Fees.
(a)[Reserved].
(b)Facility Fee. The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders, a facility fee (the “Facility Fee”), in an initial amount equal to 5.00% per annum times the greater of (x) zero and (y) the Maximum Revolver Amount minus the average Revolver Usage during the immediately preceding quarter (or portion thereof), which Facility Fee shall be due and payable in arrears on each Quarterly Date (or, if an Event of Default has occurred and is continuing, on the last Business Day of each month) from and after the Closing Date up to the Maturity Date, prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(c)Field Examination and Other Fees. The Borrower shall pay to the Administrative Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, in accordance with Section 5.14.
Section II.10[Reserved].
Section II.11Interest Provisions. Subject to Section 2.01 and Section 2.05(c), the Loans shall bear interest at a rate per annum equal to the Interest Rate on and after the date of borrowing of such Loans.
Section II.12Weekly Determinations; Borrowing Base Certification.
(a)By no later than 5 p.m. on each Weekly Measurement Date, the Borrower shall deliver to Agent (i) the Weekly Inventory Report duly completed based on volumetric measurements of Feedstock and Product held in the Refinery Storage Tanks as of approximately 5 p.m. on such Weekly Measurement Date, (ii) the Weekly AR Report duly completed based on the Borrower’s outstanding Eligible Accounts as of 5 p.m. on such Weekly Measurement Date and (iii) the Weekly Feedstock In-transit Report duly completed based on volumetric measurements of Feedstock volumes that are subject to outstanding purchase contracts with suppliers and are being transported to but have not arrived at, the Refinery Feedstock Storage Tanks as of 5 p.m. on such Weekly Measurement Date.
(b)On each Weekly Measurement Date, the Borrower shall deliver to Agent a completed Borrowing Base Certificate in which the Borrower shall certify to Agent the Borrowing Base as of such Weekly Measurement Date and set forth in reasonable detail its calculation of such Borrowing Base.
(c)Notwithstanding Sections 2.01(a)(ii), if the initial Credit Extension occurs on the Closing Date, then the Borrowing Base Certificate shall be prepared in a manner acceptable to the Administrative Agent and the Lenders.
(d)Based on the Borrowing Base Certificate and related materials delivered to Agent, and such other information as is available to Agent, Agent shall determine the Availability and provide notice to the Borrower thereof on the Business Day preceding the Weekly Reset Date; provided that if based on such determination a prepayment from the Borrower is due on such Weekly Reset Date pursuant to Section 2.03(e), then Agent shall also advise the Borrower of such prepayment, including the amount thereof.
(e)In submitting any Borrowing Request with respect to a Weekly Reset Date, the Borrower shall base such request on the Availability determined by Agent for such Weekly Reset Date.
Section II.13Taxes.
(a)Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.05(b)(vii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section II.14Failure to Provide Borrowing Base Certificate; Volume Data Deficiencies.
(a)If for any calendar week, the Borrower fails to provide a Borrowing Base Certificate as and when due and such failure is not remedied within one (1) Business Day, then the Administrative Agent may recalculate the Borrowing Base assuming all volumes incorporated in such calculation are equal to zero and such recalculated Borrowing Base may, for so long as such Event of

Default remains uncured, be applied on any Business Day as if such Business Day were a Weekly Reset Date.
(b)If on any Weekly Measurement Date, the Borrower is unable to obtain all of the volumetric data required for it to prepare and deliver, as and when due, a Borrowing Base Certificate, it shall promptly on such Weekly Measurement Date give written notice to the Administrative Agent of the existence of such data deficiency specifying in reasonable detail the items of data that are unavailable and, to its knowledge, the reason for such deficiency. Provided the Borrower gives notice to the Administrative Agent as required in the preceding sentence, the Borrower shall not be required to deliver such Borrowing Base Certificate on the related Weekly Reset Date and if such Borrowing Base Certificate is delivered by such time, the parties will cooperate diligently and in good faith to expedite such further determinations and notifications as are necessary so that an additional Borrowing or a mandatory prepayment can be made on such date as may be required.
Section II.15[Reserved].
Section II.16[Reserved].
Section II.17Capital Requirements; Replacement of Lenders under Certain Circumstances.
(a)If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would (i) have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), or (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then from time to time the Borrower will pay to such Lender within 30 days after demand therefor, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered; provided, that the Borrower shall not be required to provide any compensation pursuant to this Section 2.17(a) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to the Borrower. The determination by Agent of any amount due pursuant to this Section 2.17(a), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.
(b)If any Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender pursuant to Section 2.13 or requests compensation under Section 2.17(a) (such Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.17(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it.

The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate the Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.13 or Section 2.17(a), as applicable, or to enable the Borrower to obtain Loans, then the Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.13 or Section 2.17(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.13 or Section 2.17(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Loans, designate an Eligible Transferee selected by Borrower, or such other substitute selected by Borrower, in each case, reasonably acceptable to Agent, as a different or substitute Lender to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” for purposes of this Agreement.
(c)Notwithstanding anything herein to the contrary, the protection of Section 2.17 shall be available to each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders affected thereby to comply therewith. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.17 if it shall not at the time be the general policy or practice of such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
Article III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:
Section III.1Existence, Qualification and Power. Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where necessary in light of its business as now conducted and as proposed to be conducted, except where the failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite organizational power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each Loan Party has the requisite organizational power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
Section III.2Authorization; No Contravention.
(a)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any applicable provision of federal, state, or local law or regulation applicable to any such Loan Party or its Subsidiaries, the Organizational Documents of such Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on such Loan Party or its Subsidiaries, where any such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of such Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of such Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of such Loan Party or any approval or consent of any Person under any Material Contract of such Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.
Section III.3Governmental Authorization; Other Consents and Approvals.
(a)The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained or made and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Administrative Agent for filing or recordation, as of the Closing Date (or where permitted after the Closing Date), or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)Part I and Part II of Schedule 3.03 sets forth all Authorizations required by any Governmental Authority under any Applicable Law, in each case that are necessary for the Refinery’s operation and ownership (other than (x) those Authorizations that are immaterial to the Refinery and are ministerial in nature and can reasonably be expected to be obtained in due course, without materially adverse conditions or requirements, on or before the date required and (y) those Authorizations which are required to be obtained due to a change in law arising after the Closing Date). Each Authorizations listed in Part I of Schedule 3.03 has been issued to or made by the Term Loan Borrower or the Borrower, as applicable, is in full force and effect and is not subject to any current legal proceeding (including administrative or judicial appeal, permit renewals or modification) or, to the Loan Parties’ knowledge, to any unsatisfied condition (required to be satisfied as of date this representation and warranty is made) that would reasonably be expected to have a Material Adverse Effect, and, except as set forth on Schedule 3.03, all statutorily prescribed appeal periods with respect to the issuance of such Authorizations have expired. The Loan Parties are in compliance with all Authorizations except such non-compliance as would not reasonably be expected to have a Material Adverse Effect.
Section III.4Execution and Delivery; Binding Effect. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
Section III.5Financial Statements; No Material Adverse Change.

(a)Financial Statements. The financial statements delivered pursuant to Section 4.01(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Loan Parties as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The unaudited consolidated balance sheet of the Loan Parties and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on March 31, 2024 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Loan Parties as of the date thereof and their results of operations and cash flows for the period covered thereby, subject to the absence of notes and to normal year-end audit adjustments.
(b)No Material Adverse Change. Since the date of the financial statements delivered pursuant to Section 4.01(i), there has been no event, circumstance or change that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.
Section III.6Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of any Loan Party, threatened (in writing), at Law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their Subsidiaries or against any of their properties or revenues that (a) except as specifically disclosed in Schedule 3.06, could reasonably be expected to be adversely determined, and, if so determined, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby or (c) that affects the Refinery or any material part of the Site. There has been no change in the status, or financial effect on the Borrower or any Subsidiary, of the matters disclosed in Schedule 3.06 that, either individually or in the aggregate, has increased or could reasonably be expected to increase the likelihood that such matter(s) could have a Material Adverse Effect.
Section III.7No Material Adverse Effect; No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section III.8Property; Security Documents.
(a)Each Loan Party has (a) good, legal and marketable title in fee simple to (in the case of fee interests in real property), (b) good and valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good, legal and marketable title to (in the case of all other personal property), all of its assets necessary or used in the ordinary conduct of its business.
(b)The provisions of the Security Documents to which any Loan Party is a party that have been delivered on or prior to the date this representation is made are (and each other Security Document to which any Loan Party will be a party when delivered thereafter will be), effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable first-priority Lien on and security interest in all of the Collateral purported to be covered thereby (subject to Permitted Liens (other than in favor of the Term Collateral Agent) and the Intercreditor Agreement), and

all necessary recordings and filings have been (or, in the case of such other Security Documents, will be) made in all necessary public offices, and all other necessary and appropriate action has been (or, in the case of such other Security Documents, will be) taken, so that the security interest created by each Security Document is a first-priority perfected Lien on and security interest in all right, title and interest of such Loan Party in the Collateral purported to be covered thereby, prior and superior to all other Liens (subject to Permitted Liens (other than in favor of the Term Collateral Agent) and the Intercreditor Agreement), and all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been (or, in the case of such other Security Documents, will be) obtained from each Material Contract Counterparty in accordance with this Agreement.
Section III.9Taxes.
(a)Each Loan Party has filed all material federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)each Loan Party is properly treated as a disregarded entity or a partnership for U.S. federal income tax purposes and has not filed an election pursuant to Treasury Regulation Section 301.7701- 3(c) to be treated as an association taxable as a corporation; and
(c)No Property held by any Loan Party is the subject of any temporary tax abatement or any other temporary tax reduction.
Section III.10Disclosure. Each Loan Party has disclosed to the Administrative Agent, and the Lenders all material agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to it, that, in each case, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The written reports, financial statements, certificates and other written information (other than projected or pro forma financial information or information of a general economic or industry nature) furnished by or on behalf of each Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that each Loan Party’s sole representation with respect to projected or pro forma financial information is that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery thereof and are consistent in all material respects with the Loan Documents and the Project Documents as of the time of preparation thereof (it being understood that such projected information may vary from actual results and that such variances may be material and that, accordingly, no assurances are given and no representations, warranties or covenants are made that any of the assumptions are correct, that such projected or pro forma financial information will be achieved or that the forward-looking statements expressed in such information will correspond to actual results).
Section III.11Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs,

injunctions and decrees applicable to it, to its properties or to the Refinery, except the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section III.12Licenses
(a)Each Loan Party owns, or is licensed to use, all patents, trademarks, permits, proprietary information and knowledge, technology, copyrights, licenses, franchises and formulas, or rights with respect thereto and all other intellectual property, necessary for its business and that are material to the performance by it of its obligations under the Transaction Documents to which it is a party, in each case, as to which the failure of such Loan Party to so own or be licensed could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Loan Party does not infringe in any material respect upon the rights of any other Person.
(b)Each Loan Party has obtained all necessary licenses, easements, and access rights required for the Refinery, as set forth on Schedule 3.12, the absence of which could reasonably be expected to have a Material Adverse Effect.
Section III.13Senior Obligations. Each Loan Party’s obligations under the Loan Documents are the direct and unconditional general obligations of such Loan Party and, subject to Permitted Liens (other than in favor of the Term Collateral Agent) and the Intercreditor Agreement, rank senior or pari passu in priority of payment and in all other respects with all other present or future unsecured and secured Indebtedness of such Loan Party other than any Indebtedness permitted under Section 6.01 that has priority as a matter of law or contract.
Section III.14Solvency. Each Loan Party is Solvent.
Section III.15ERISA Compliance.
(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of each Loan Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)No ERISA Event has occurred, and neither any Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. No termination of a Pension Plan has occurred resulting in any liability that has remained underfunded and no Lien against any Loan Party or any of its ERISA Affiliates in favor of the PBGC or a Pension Plan has arisen during the five-year period prior to the date hereof.
(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans could not reasonably be expected to have a Material Adverse Effect.
(e)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither any Loan Party nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Loan Party or Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
Section III.16Authorizations. Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Loan Party or the Refinery, as applicable, (i) holds or has applied for all material Authorizations (material Authorizations held by each Loan Party are set forth in Part I of Schedule 3.16, each of which is in full force and effect and material Authorizations applied for are set forth in Part II of Schedule 3.16) required for any of its current operations or for any property owned, leased or otherwise operated by it; and (ii) is and has been in compliance with all Authorizations required under Applicable Laws.
Section III.17Environmental Matters.
(a) Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) knows of any basis for any Environmental Permit to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (iii) has become subject to any Environmental Liability, (iv) has received written notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened or contemplated), or (v) knows of any facts, events or circumstances that could reasonably be expected to give rise to any basis for any Environmental Liability of any Loan Party or any of its Subsidiaries.
(b)Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) there has been no Release or threat of Release of Hazardous Materials at, on, from or under the Site or any other real property currently or formerly owned, leased or operated by any Loan Party, except in each case in compliance with

Environmental Laws, (ii) there have been no material environmental investigations, studies, audits, reviews or other analyses conducted by any Loan Party in relation to the Refinery which disclose any potential basis for environmental claims, except as would not be reasonably expected to have a Material Adverse Effect; and (iii) each Loan Party has made available copies of all significant reports, correspondence and other documents in its possession, custody or control regarding compliance by any of the Loan Parties, or potential liability of any of the Loan Parties under Environmental Laws or Authorizations required under Environmental Laws, except as would not be reasonably expected to have a Material Adverse Effect.
Section III.18Margin Regulations. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to the Borrower will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Federal Reserve Board.
Section III.19Investment Company Act. No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 (including the rules and regulations thereunder).
Section III.20Sanctions; Anti-Corruption.
(a)No Loan Party nor any of its Subsidiaries, or, to any of the Loan Parties’ knowledge, any director, officer, employee, agent, or affiliate of any Loan Party or any of its Subsidiaries is an individual or entity that is, or controlled by persons that are the subject or target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State (collectively, “Sanctions”).
(b)Each Loan Party, its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable Anti-Corruption Law, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve continued compliance with applicable Sanctions, the FCPA and any other applicable Anti-Corruption Laws.
(c)No part of the proceeds of the Loans will be used, directly or indirectly (i) in violation of the FCPA, Anti-Money Laundering Laws or Sanctions or (ii) to offer or make payments or to take any other action that would constitute a violation, or implicate any Lender, Administrative Agent, Collateral Agent or their respective Affiliates in a violation, of Anti-Corruption Laws or applicable Sanctions.
(d)Each of the Loan Parties has disclosed all facts known to it regarding (a) all claims, damages, liabilities, obligations, losses, penalties, actions, judgment, and/or allegations of any kind or nature that are asserted against, paid or payable by such Person, any of its Affiliates or any of its representatives in connection with non-compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person, and (b) any investigations involving possible non-compliance with Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws by such Person or such Affiliate or such representative. No proceeding by or before any Governmental Authority involving any Loan Party with respect to Anti-Corruption Laws, Sanctions or Anti-Money Laundering Laws is pending or, to the knowledge of the Loan Parties, threatened.
Section III.21Beneficial Ownership Certification. As of (a) the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.01(i) is true and correct in all respects and (b) as of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.18 is true and correct in all respects.
Section III.22Eligible Accounts . As to each Account that is identified by the Borrower as an Eligible Account in a Borrowing Base Certificate submitted to the Administrative Agent, such Account is:
(a)genuine and in all material respects what it purports to be;
(b)a bona fide existing payment obligation of the Account Debtor created by the completed sale and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Borrower’s business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)(i) owed to the Borrower without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, (ii) is not subject to any extension, modification, deduction, discount or return that has been authorized or which is in process with respect to such Account (except discounts or allowances granted in the ordinary course of the Borrower’s business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to the Administrative Agent hereunder), and (iii) the Borrower is shown as the sole payee or remittance party on each applicable invoice;
(d)for a sum certain, maturing as stated in any applicable invoice, a copy of which has been furnished to the Administrative Agent or is available to the Administrative Agent on request;
(e)not subject to any terms in a purchase order, agreement, document or Applicable Law that restricts assignment of the Account to the Administrative Agent or the Collateral Agent (regardless of whether, under the Uniform Commercial Code, the restriction is ineffective);
(f) [reserved];
(g)not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Administrative Agent-discretionary criteria) set forth in the definition of Eligible Accounts; and
(h)to the Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
Section III.23Insurance. All insurance policies required to be obtained by the Loan Parties pursuant to Section 5.08 and under any Material Contract, if any, have been obtained and are in full force and effect as required under Section 5.08 and all premiums then due and payable thereon have been paid in full. No Loan Party nor any of its Subsidiaries has received any notice from any insurer that any insurance policy has ceased to be in full force and effect or claiming that the insurer’s liability under any such insurance policy can be reduced or avoided.
Section III.24Single-Purpose Entity.
(a)Borrower is a single purpose entity created for purposes of the Refinery and the performance of its obligations under the Transaction Documents to which it is a party and, in each case, activities related thereto or incident thereto, and has not engaged in any business other than the Refinery and the performance of its obligations under the Transaction Documents to which it is a party and, in each case, activities related thereto, and the Borrower has no obligations or liabilities other than those arising out of or relating to the conduct of such business or activities related or incidental thereto.
(b)Borrower has not (i) commingled its assets with any other Loan Party or any other Person, (ii) used its assets to pay the obligations of any other Loan Party or any other Person (other than to the extent permitted under this Agreement) or (iii) held itself out to third parties as anything other than an entity legally separate from each other Loan Party and any other Person.
Section III.25Use of Proceeds. The proceeds of the Loan have been used solely in accordance with, and solely for the purposes contemplated by, Section 5.15. No part of the proceeds of any Loan and other extensions of credit hereunder will be used, either directly or indirectly, by any Loan Party to purchase or carry any Margin Stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that entails a violation of any of the regulations of the Federal Reserve Board.
Section III.26Permitted Indebtedness; Investments.
(a)No Loan Party has created, incurred, assumed or suffered to exist any Indebtedness other than Permitted Indebtedness.
(b)As of the Closing Date, all Indebtedness of the Loan Parties incurred pursuant to clause (j) of the definition of Permitted Indebtedness is listed on Schedule 3.26(b).
(c)None of the Loan Parties has made any advance, loan or extension of credit to, or made any acquisition or Investment (whether by way of transfers of property, contributions to capital, acquisitions of stock, securities, evidences of Indebtedness or otherwise) in, or purchase of any stock, bonds, notes, debentures or other securities of, any other Person, other than (i) Term Loan Borrower’s acquisition of Borrower pursuant to the SPA (as defined in the Term Credit Agreement), (ii) as permitted under Section 6.06 and (iii) extensions of credit expressly contemplated by the Project Documents.
Section III.27Agreements with Affiliates. As of the Closing Date, Schedule 3.27 sets forth any and all agreements, transactions or series of related transactions among, on one hand, one or more Loan Parties, and on the other hand, one or more Affiliates of a Loan Party (other than the Loan Parties).
Section III.28No Bank Accounts. No Loan Party maintains, or has caused any other Person to maintain, any accounts other than the accounts permitted under the Loan Documents.
Section III.29Eligible Inventory; Eligible In-Transit Feedstock. As to each item of Inventory that is identified by the Borrower as Eligible Inventory or Eligible In-Transit Feedstock in a

Borrowing Base Certificate submitted to the Administrative Agent, (i) such Eligible Inventory (a) is of good and merchantable quality, free from known defects that render it not useful in the ordinary course of the refining or blending processes and (b) is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Administrative Agent-discretionary criteria) set forth in the definition of Eligible Inventory and (ii) as to Eligible In-Transit Feedstock, (i) to the best knowledge of Borrower, the Borrower knows of no reason why such Feedstock would not be accepted by the Borrower when it arrives, and (ii) the shipment of such Feedstock as evidenced by the documents conforms to the related order documents for such Feedstock in all material respects.
Section III.30Material Contracts. As of the Closing Date, each Material Contract of each Loan Party and each Subsidiary thereof is set forth on Schedule 3.30. Each Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms, except to the extent that the failure of such Material Contract to be in full force and effect or binding upon and enforceable against the parties thereto could not reasonably be expected to result in a Material Adverse Effect, and except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or by equitable principles, (ii) has not been otherwise amended or modified, except for amendments or modifications which could not reasonably be expected to result in a Material Adverse Effect, and (iii) is not in default due to the action of any Loan Party or, to the knowledge of any Loan Party, any other party thereto, except to the extent that any such default could not reasonably be expected to result in a Material Adverse Effect. No termination event has occurred under any Material Contract, there are no unsatisfied conditions precedent to a Material Contract Counterparty’s obligations or to full performance of a Material Contract Counterparty under any Material Contract, and no Loan Party has received any default, expiration, breach or termination notice pursuant to any Material Contract. The copies of each of the Material Contracts, and any amendments thereto provided or to be provided by any Loan Party to the Administrative Agent are, or when delivered will be, correct and complete copies of such agreements and documents.
Section III.31Commercial Activity; Absence of Immunity. The Loan Parties are subject to civil and commercial law with respect to their obligations under the Transaction Documents, and the making and performance of the Transaction Documents by the Loan Parties constitute private and commercial acts rather than public or governmental acts. The Loan Parties are not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, setoff or proceeding, or the service of process in connection therewith, arising under the Loan Documents.
Section III.32Sufficiency of Project Documents.
(a)Borrower’s interests in the Site:
(i)comprise all of the real property interests necessary for the ownership, operation and maintenance of the Refinery in accordance in all material respects with all Applicable Law and the Project Documents;
(ii)are sufficient to enable the entire Refinery to be located, operated and maintained on the Site;

(iii)provide adequate ingress and egress to and from the Site for any reasonable purpose in connection with the ownership, operation and maintenance of the Refinery for the purposes and on the terms set forth in the applicable Material Contracts.
(b)Except to the extent that any failure to have any of the following could not reasonably be expected to have a Material Adverse Effect, there are no services, materials or rights required for the ownership and operation and maintenance of the Refinery in accordance with the Material Contracts, other than those to be provided under the Project Documents.
Article IV

CONDITIONS
Section IV.1Conditions to Closing Date. The obligation of each Lender to make Credit Extensions hereunder is subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent and each Lender):
(a)Loan Documents. The Administrative Agent shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (or written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement) and shall have received each of the Loan Documents, the SOA and the SSA, in form and substance satisfactory to the Administrative Agent, duly executed and delivered, and each such document shall be in full force and effect.
(b)Certificates. The Administrative Agent shall have received a certificate from a Responsible Officer of each Loan Party dated the Closing Date (i) attesting to the resolutions of such Loan Party’s members, managers or other governing body authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers or other authorized persons of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers or other authorized persons of such Loan Party; and (iv) confirming satisfaction of the conditions set forth in this Section and compliance with the conditions set forth in clauses (b) and (c) of Section 4.02.
(c)Corporate Documents. The Administrative Agent shall have received (i) copies of each Loan Party’s Organizational Documents, as amended, modified, or supplemented to the Closing Date, which Organizational Documents shall be (1) certified by a Responsible Officer of such Loan Party, and (2) with respect to Organizational Documents that are charter documents, certified as of a recent date (not more than 10 days prior to the Closing Date) by the appropriate governmental official; and (ii) certificates of status or good standing with respect to each Loan Party, each dated within 10 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, and in the case of Borrower, the State of California.
(d)Opinion of Counsel to Borrower. The Administrative Agent shall have received an opinion of (i) King & Spalding LLP, counsel to the Borrower and (ii) of Seyfarth & Shaw, counsel to the Borrower, in each case addressed to the Administrative Agent and the Lenders and dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and the Borrower hereby instructs such counsel to deliver such opinion to such Persons).

(e)Fees and Expenses. The Borrower shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Agents and the Lenders in connection herewith to the extent due (and, in the case of expenses (including legal fees and expenses), to the extent that statements for such expenses shall have been delivered to the Borrower on or prior to the Closing Date).
(f)Licenses and Consents. The Loan Parties shall have obtained all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party of the Loan Documents, which consents, licenses and approvals are set forth on Schedule 4.01(f), and each shall be in full force and effect as of the Closing Date.
(g)KYC Information. (i) Upon the reasonable request of any Lender made prior to the Closing Date, each Loan Party shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date and (ii) a Beneficial Ownership Certification in relation to the Borrower and each Subsidiary and other Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.
(h)Intercreditor Agreement. The Collateral Agent, the Term Collateral Agent, the Borrower, the Term Loan Borrower and Holdings shall have entered into the Intercreditor Agreement.
(i)Financial Statements. The Borrower shall have delivered to the Lenders the audited annual financials and the unaudited quarterly financial statements of the Borrower referred to in Section 3.05(a).
(j)SOA Effective Date. The “Effective Date” (under and as defined in the SOA) shall have occurred.
Section IV.2Conditions to All Credit Extensions. The obligation of each Lender to make a Credit Extension (including its initial Credit Extension) is additionally subject to the satisfaction of the following conditions:
(a)the Administrative Agent shall have received a written Borrowing Request in accordance with the requirements hereof;
(b)the representations and warranties of each of the Loan Parties set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);
(c)no Default or Event of Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof;
(d)the Borrower has arranged for payment on such Funding Date of all reasonable and documented out-of-pocket fees and expenses then due and payable pursuant to the Loan Documents to the extent invoiced prior to the date the Borrowing Request is delivered in connection with such Funding Date; and

(e)the aggregate principal amount of all Revolving Loans outstanding on such date, after giving effect to the applicable borrowing, shall not exceed the limitations on Revolving Loans set forth in Section 2.01(a) on such date.
Each Borrowing Request by the Borrower hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable Credit Extension as to the matters specified in clauses (b) and (c) above in this Section.
Article V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated, all Obligations shall have been paid in full (other than contingent or indemnification obligations for which no claim has been made), each Loan Party covenants and agrees with the Administrative Agent and the Lenders that:
Section V.1Financial Statements; Reports. The Borrower (i) will deliver to the Administrative Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.01 no later than the times specified therein and (ii) agrees to maintain a system of accounting that enables the Borrower to produce financial statements in accordance with GAAP.
Section V.2Certificates; Other Information. The Borrower will deliver to the Administrative Agent and each Lender:
(a)concurrently with the delivery of all financial statements referred to in Section 5.01(a), a duly completed certificate signed by a Responsible Officer of the Borrower certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(b)promptly after the same are publicly available, copies of all annual, regular, periodic and special reports, registration statements and Parent filings so long as the Borrower is a Subsidiary, that the Borrower or any Subsidiary may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, and not otherwise required to be delivered pursuant hereto;
(c)promptly after the furnishing thereof, copies of each periodic or other material report and each material notice delivered to the Term Creditors or Orion as administrative agent or by the Term Creditors or Orion as administrative agent under the Term Credit Agreement;
(d)promptly after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party thereof;
(e)promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party, or any audit of any of them; and

(f)[reserved]; and
(g)promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents.
Section V.3Notices. The Borrower will promptly notify the Administrative Agent and each Lender of:
(a)the occurrence of any Default or Event of Default;
(b)any force majeure claim, change order request, indemnity claim, dispute, breach or default under any of the Material Contract, to the extent in any such case, such event could reasonably be expected to have a cost or impact to one or more Loan Parties equal to or in excess of $2,000,000;
(c)details of any change of Applicable Law that would reasonably be expected to have a Material Adverse Effect (including material changes to the California Low Carbon Fuel Standard or the Federal Renewable Fuel Standard);
(d)any material notice or communication given to or received (i) from creditors of any Loan Party generally or (ii) in connection with any Material Contract;
(e)notice received by it with respect to the cancellation of, adverse change in, or default under, any insurance policy required to be maintained in accordance with Section 5.08;
(f)any material written amendment of any Material Contract, and correct and complete copies of any Material Contract executed after the Closing Date, in either case, within seven (7) days after execution thereof;
(g)the sale, lease, transfer or other Disposition of, in one transaction or a series of transactions, all or any part of its property in excess of $500,000 per individual Disposition or $1,000,000 in the aggregate per annum in the aggregate per annum for all such Dispositions;

(h)any Event of Loss with respect to all or any part of its property in excess of $500,000 per individual Event of Loss or $1,000,000 in the aggregate per annum in the aggregate per annum for all such Events of Loss;
(i)the occurrence of a bankruptcy of any Loan Party or Material Contract Counterparty;
(j)the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;
(k)the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;
(l)notice of any Environmental Action or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or any Environmental Permit that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(m)any material change in accounting or financial reporting practices by the Borrower or any Subsidiary;
(n)the occurrence of an Insolvency Proceeding or any other proceeding under any Debtor Relief Law of any Loan Party;
(o)notice of any Condemnation by a Governmental Authority with respect to a material portion of the Refinery or the Site;
(p)any matter or development that has had or could reasonably be expected to have a Material Adverse Effect; and
(q)any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification;
Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the occurrence requiring such notice and stating what action the Borrower has taken and proposes to take with respect thereto.
Section V.4Scheduled Calls and Meetings. Borrower shall arrange to have either (x) a telephonic conference call or (y) if requested by the Administrative Agent, an in-person meeting at the Site, in each case, with the Administrative Agent and Lenders no earlier than fifteen (15) Business Days after the end of each calendar month, which shall be coordinated with the Administrative Agent during normal business hours upon reasonable prior notice to the Lenders, to discuss (i) [reserved], and (ii) after the SOA Start Date, the matters contained in the various financial statements and reports delivered pursuant to Section 5.01, including the status of the Loan Parties and the affairs, finances and accounts of the Loan Parties; provided that, the Administrative Agent shall not request more than 12 in-person meetings at the Site in any calendar year pursuant to this Section 5.04.

Section V.5Preservation of Existence, Etc. Each Loan Party will, and will cause its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except, with respect to each such Person (other than the Borrower) in a transaction permitted by Section 6.03 or 6.04; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
Section V.6Governmental Authorizations. Expect as could not be reasonably be expected to result in Material Adverse Effect, each Loan Party shall: (a) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect all Authorizations set forth on Schedule 3.03 (including all Authorizations required by Environmental Law) required under any Applicable Law for the Refinery and such Loan Party’s business and operations generally, in each case, at or before the time the relevant Authorization becomes necessary for such purposes, (b) obtain and maintain in full force and effect (or where appropriate, promptly renew in a timely manner), or cause to be obtained and maintained in full force and effect all Authorizations set forth required under any Applicable Law for each Loan Party’s business and operations generally, in each case, at or before the time the relevant Authorization becomes necessary for such purposes and (c) preserve and maintain all other Authorizations required for the Refinery.
Section V.7Maintenance of Properties. Each Loan Party will, and will cause its Subsidiaries to:
(a)maintain, preserve and protect all of its properties, including the Refinery, and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear and force majeure events excepted), and in accordance in all material respects with the requirements of the Material Contract to which it is a party and in compliance, in all material respects, with Applicable Laws and Authorizations by Governmental Authorities and the terms of its insurance policies; and
(b)make all necessary repairs thereto and renewals and replacements thereof, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section V.8Maintenance of Insurance.
(a)Each Loan Party will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies reasonably satisfactory to the Administrative Agent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as specified on Schedule 5.08.
(b)Loss Proceeds of the insurance policies provided or obtained by or on behalf of the Loan Parties in respect of RCF Priority Collateral shall be required to be paid by the respective insurers directly to the Administrative Agent’s Account for prepayment of the Obligations pursuant to Section 2.03(e) or, if all required prepayments have been made, to the Collection Account. If any Loss Proceeds that are required under the preceding sentence to be paid to the Administrative Agent’s Account or Collection Account, as applicable, are received by the Loan Parties or any other Person, such Loss Proceeds shall be received in trust for the Collateral Agent, shall be segregated from other funds of the recipient, and shall be forthwith paid to the Administrative Agent’s Account or Collection Account, as applicable, in the same form as received (with any necessary endorsement).
Section V.9[Reserved]
Section V.10Payment of Obligations. The Borrower will, and will cause each Loan Party and its Subsidiaries to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall continue to be properly treated as a disregarded entity or a partnership for U.S. federal income tax purposes and no Loan Party shall file an election pursuant to Treasury Regulation Section 301.7701-3(c) to be treated as an association taxable as a corporation.
Section V.11Compliance with Laws and Obligations. The Borrower will, and will cause each Loan Party and its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, including applicable Environmental Laws and occupational health and safety regulations, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall comply with and perform its respective contractual obligations, and enforce against other parties their respective contractual obligations, under each Material Contract to which it is a party except to the extent any non-compliance or non-enforcement, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section V.12Environmental Matters. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Loan Party will, and will cause its Subsidiaries to:
(a)keep any property either owned or operated by such Loan Party or its Subsidiaries free of Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, in each case;
(b)promptly notify the Administrative Agent of any Release of which the Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries, or from or onto any other property, that could reasonably be expected to result in a Material Adverse Effect, and take any Remedial Actions required to abate said Release or otherwise to come into compliance, in all material respects, with applicable Environmental Law other than Remedial Actions; and
(c)promptly, but in any event within five Business Days of its receipt thereof, provide the Administrative Agent with written notice of any of the following, in each case, to the extent it could reasonably be expected to result in a Material Adverse Effect: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries, (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority that could reasonably be expected to result in a loss or liability to a Loan Party in an amount in excess of $500,000 or (iv) the revocation, suspension or material adverse modification of any Environmental Permit.
Section V.13Books and Records. Each Loan Party will, and will cause each Loan Party and its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be, and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
Section V.14Inspection Rights. Each Loan Party will, and will cause each of its Subsidiaries to,
(a)permit the Administrative Agent, any Lender (so long as such Lender accompanies the Administrative Agent), and each of their respective duly authorized representatives, independent contractors or agents to visit the Refinery (and any of its other properties) and inspect any of its assets or books and records, including, without limitation, the Refinery Feedstock Storage Tanks, Refinery Product Storage Tanks and associated infrastructure, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of the Borrower shall be allowed to be present) at such reasonable times and intervals as the Administrative Agent may designate and, so long as no Default or Event of Default has occurred and is continuing, with at least three (3) Business Days’ prior notice to the Borrower and during regular business hours (subject, in any event, to reasonable requirements of safety and confidentiality, including requirements imposed by Applicable Law or by contract, provided the Loan Parties will use reasonable efforts to obtain relief from any contractual confidentiality restrictions that prohibit the Administrative Agent or any Lender from obtaining information);
(b)permit the Administrative Agent and its duly authorized independent inspectors to be present at any or all volume determinations conducted by the Borrower; and
(c)permit the Administrative Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations at such reasonable times and intervals as the Administrative Agent may designate;
provided, that, as long as no Event of Default has occurred and is continuing, any such visits by officers and designated representatives of the Administrative Agent shall not occur more frequently than two times per year at the cost of the Borrower (or more frequently at the cost of the Administrative Agent or such Lender).
Section V.15Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes of the Borrower not in contravention of any Law or of any Loan Document.
Section V.16Security. The Loan Parties shall preserve and maintain the security interests granted under the Security Documents and undertake all actions which are necessary or appropriate to: (a) subject to Permitted Liens and the Intercreditor Agreement, maintain the Collateral Agent’s Lien in the Collateral in full force and effect at all times (including the priority thereof) and (b) subject to Permitted Liens and the Intercreditor Agreement, preserve and protect the Collateral and protect and enforce the Loan Parties’ rights and title and the rights of the Collateral Agent and the other Secured

Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.
Section V.17Sanctions; Anti-Corruption Laws. Each Loan Party will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable Anti-Corruption Laws.
Section V.18Additional Beneficial Ownership Certification. At least five days prior to any Person becoming a Loan Party, if requested by any Lender, the Borrower shall cause any such Person that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and has not previously delivered a Beneficial Ownership Certification to deliver a Beneficial Ownership Certification to the Administrative Agent and the Lenders.
Section V.19[Reserved].
Section V.20Further Assurances. Each Loan Party will, and will cause its Subsidiaries to, at any time upon the reasonable request of the Administrative Agent, execute or deliver to the Administrative Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that the Administrative Agent may reasonably request in form and substance reasonably satisfactory to the Administrative Agent, to create, perfect, and continue perfected or to better perfect the Collateral Agent’s Liens (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. The Borrower shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by the Collateral.
Section V.21Security in Newly Acquired Property and Revenues. Without limiting any other provision of any Loan Document, if any Loan Party shall at any time (a) acquire any interest in a single item of property (other than any Excluded Property) with a value of at least $250,000 or any interest (other than any Excluded Property) in revenues that could aggregate during the term of the agreement under which such receivables arise to over $250,000; or (b) acquire interests in property (other than any Excluded Property) in a single transaction or series of transactions not otherwise subject to the Lien created by the Security Documents having a value of at least $250,000 in the aggregate, in each case not otherwise subject to a Lien pursuant to, and in accordance with, the Security Documents, promptly upon such acquisition, such Loan Party shall execute, deliver and record a supplement to the Security Documents or other documents, subjecting such interest to the Lien created by the Security Documents.
Section V.22Material Contract. Each Loan Party shall (i) duly and punctually perform and observe all of its covenants and obligations contained in each Material Contract to which it is a party, except to the extent any non-performance or non-observance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) take all commercially reasonable action to prevent the termination or cancellation of any Material Contract in accordance with the terms of such Material Contract or otherwise (except for the expiration of any Material Contract in accordance with its terms in the ordinary course and not as a result of a breach or default thereunder), except to the extent any such termination or cancellation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (iii) enforce against the relevant Material Contract Counterparty each covenant or obligation of such Material Contract, as applicable, in accordance with its terms, except to the extent any non-enforcement, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section V.23Accounts. The Borrower shall at all times from and after Deposit Account Deadline maintain the Collection Account, the Designated Account and any other account permitted herein in accordance with this Agreement and the other Loan Documents. The Loan Parties shall not maintain any securities accounts or bank accounts other than the Collateral Accounts (as defined in the Term Credit Agreement), the Collection Account and the Designated Account.
Section V.24Account Report. Borrower shall provide to the Administrative Agent, within three (3) business days of the end of each calendar month, in electronic format, an itemized summary of all withdrawals from the Collection Account and Designated Account made during such calendar month.
Section V.25Intellectual Property. The Loan Parties shall own, or be licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary for the Refinery and their businesses (as applicable), in each case, as to which the failure of such Loan Party to so own or be licensed could reasonably be expected to have a Material Adverse Effect, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section V.26Budget and Financial Model.
(a)Submission of Operating Budget and Financial Model. Borrower shall, contemporaneously with each such submission, submit to the Administrative Agent each draft Operating Budget and draft Financial Model submitted to the Term Administrative Agent pursuant to Section 5.20 of the Term Credit Agreement (as in effect on the date hereof). Borrower shall furnish (i) copies of any objections by the Term Administrative Agent to any proposed Operating Budget or Financial Model pursuant to Section 5.20 of the Term Credit Agreement (as in effect on the date hereof) promptly upon receipt thereof by Borrower and (ii) copies of each final, adopted Operating Budget and Financial Model promptly upon their adoption.
(b)Operating Budget. Operating Expenses and Capital Expenditures shall be made in accordance with the then effective Operating Budget, subject to the adjustments and exceptions pursuant to Section 5.20(c) of the Term Credit Agreement (as in effective on the date hereof).
Section V.27RCF Collateral Administration.
(a)Borrowing Base Certificates. The Borrower shall deliver each Borrowing Base Certificate to the Administrative Agent as required by Section 2.12. All information (including the calculation of Availability) in a Borrowing Base Certificate shall be certified by the Borrower. The Administrative Agent may, from time to time, adjust any such Borrowing Base Certificate to the extent any information or calculation does not comply with this Agreement.
(b)Accounts.
(i)Records. The Borrower shall keep accurate and complete records of its Accounts in all material respects, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may reasonably request in its Permitted Discretion from time to time.
(ii)Taxes. If an Account of the Borrower includes a charge for any Taxes, the Administrative Agent is authorized, during the continuance of an Event of Default, in its discretion, to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower therefor; provided, however, that none of the Agents or Lenders shall be liable for any Taxes that may be due from the Borrower or any of its Subsidiaries or with respect to any Collateral.
(iii)Account Verification. The Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Borrower by mail, telephone or otherwise, with the cooperation of the Borrower (provided, that unless an Event of Default has occurred and is continuing, the Administrative Agent shall not contact any third party obligor with respect to such Accounts without the consent (not to be unreasonably withheld, delayed or conditioned) of the Borrower). The Loan Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
(iv)Collection Account.
(A)The Borrower shall, and shall cause each of its Subsidiaries to deposit into the Collection Account, as and when received, all revenues received by or on behalf of the Loan Parties, including from any business interruption insurance and any other receipts otherwise arising or derived from or paid or payable to the Loan Parties under the Project Documents or in respect of the Refinery. From and after the Deposit Account Deadline, the Collection Account and the Designated Account shall at all times be subject to a deposit account control agreement in favor of the Collateral Agent and in form and substance satisfactory to the Agent in its Permitted Discretion. Unless an Event of Default shall have occurred and be continuing, funds on deposit in the Collection Account shall be transferred prior to the close of business on each Business Day to the Revenue Account or such other Deposit Account of the Term Loan Borrower in accordance with the requirements of the Term Credit Agreement.
(B)The Borrower shall request in writing and otherwise take all commercially reasonable steps necessary to ensure that all payments on Accounts are made directly to the Collection Account.
(C)Within 30 days of the Closing Date, the Borrower shall request and otherwise take commercially reasonable steps to ensure that all Account Debtors forward payment directly to the Collection Account.
(c)Deposit Accounts; Securities Accounts. The Borrower shall, and shall cause each of its Subsidiaries to, take all actions necessary to establish Agent’s control of the Collection Account, the Designated Account and, subject to the terms of the Intercreditor Agreement, each other RCF Priority Account.
Section V.28Operation and Maintenance of Project. Borrower shall keep, operate and maintain the Refinery, or cause the same to be kept, maintained and operated (ordinary wear and tear and force majeure events excepted), in a manner consistent in all material respects with this Agreement and Prudent Industry Practices, and make or cause to be made all repairs (structural and non-structural, extraordinary or ordinary) necessary to keep the Refinery in such condition.
Article VI

NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and all Obligations have been paid in full, each Loan Party covenants and agrees with the Administrative Agent and the Lenders that:
Section VI.1Indebtedness. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness.
Section VI.2Liens. No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Permitted Liens.
Section VI.3Fundamental Changes. No Loan Party will, nor will it permit its any of its Subsidiaries to, (i) merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or (ii) make or agree to make any amendment to its Organizational Documents to the extent that such amendment could reasonably be expected to be materially adverse to the interests of any Agent or Lender, except that, so long as no Default exists or would result therefrom:
(a)any Loan Party may merge with a Loan Party, provided, that (i) the Borrower must be the surviving entity of any such merger to which it is a party, (ii) no merger may occur between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party unless such Loan Party is the surviving entity of any such merger, and (iii) no merger may occur between Subsidiaries of any Loan Party that are not Loan Parties;
(b)the Loan Parties and their Subsidiaries may make Dispositions permitted by Section 6.04;
(c)any Investment permitted by Section 6.06 may be structured as a merger, consolidation or amalgamation; and
(d)the Borrower may cause (i) the liquidation or dissolution of non-operating Subsidiaries of the Borrower with nominal assets and nominal liabilities, (ii) the liquidation or dissolution of a Loan Party (other than Borrower) or any of its Wholly-Owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving, or (iii) the liquidation or dissolution of a Subsidiary of the Borrower that is not a Loan Party so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of the Borrower that is not liquidating or dissolving.
Section VI.4Dispositions. No Loan Party will, nor will it permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except for Permitted Dispositions.

Section VI.5Restricted Payments. No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)each Subsidiary may declare or make Restricted Payments to the Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of such Equity Interests in respect of which such Restricted Payment is being made;
(b)the Borrower may declare or make Restricted Payments to the Term Loan Borrower pursuant to the Term Credit Agreement (as in effect on the date hereof);
(c)each Loan Party and its Subsidiaries may declare or make Restricted Payments pursuant to any transactions permitted under Section 6.08;
(d)each Loan Party and its Subsidiaries may declare or make Restricted Payments pursuant permitted under Section 6.06(c) and (d) of the Term Credit Agreement (as in effect on the date hereof);
(e)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; and
(f)the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests.
Section VI.6Investments; Subsidiaries.
(a)The Borrower will not, and will not permit any Loan Party and its Subsidiaries to, make any Investments, except for Permitted Investments.
(a)No Loan Party shall (a) form or have any Subsidiary (other than (i) in the case of Holdings, Term Loan Borrower and (ii) in the case of Term Loan Borrower, the Borrower) or (b) subject to Section 6.06(a) hereof, own, or otherwise Control any Equity Interests in, any other Person.
Section VI.7Principal Place of Business; Business Activities.
(a)Each Loan Party shall not change its principal place of business from the State of California and shall not maintain any place of business outside of the State of California respectively unless it has given at least thirty (30) days’ prior notice thereof to the Administrative Agent and the Collateral Agent, and each Loan Party has taken all steps then required pursuant to the Security Documents to ensure the maintenance and perfection of the security interests created or purported to be created thereby. Each Loan Party shall maintain at its principal place of business originals or copies of its principal books and records.
(b)The Borrower shall not conduct any activities other than those related to the Refinery, the Material Contracts or the transactions contemplated hereby or by the Term Credit Agreement and by the other Loan Documents and Term Financing Documents and any activities incidental to the foregoing.

Section VI.8Transactions with Affiliates. No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of Parent, the Borrower or any of their respective Subsidiaries without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) (other than in each case any transaction with or among Parent or any of its Subsidiaries which are Loan Parties), provided that the foregoing restriction shall not apply to (a) Restricted Payments permitted by Section 6.05, (b) transactions set forth on Schedule 3.27, (c) Investments permitted by Section 6.06, (d) equity contributions from one or more parent companies of Holdings made to one or more Loan Parties or (e) transactions in the ordinary course of such Loan Party’s (and such Affiliate’s) business and upon fair and reasonable terms no less favorable to such Loan Party than it would obtain in comparable arm’s length transactions with a Person acting in good faith which is not an Affiliate.
Section VI.9Certain Restrictive Agreements. No Loan Party will, nor will it permit any Loan Party and its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement and any other Loan Document and, subject to the terms of the Intercreditor Agreement, the Term Credit Agreement and the other Term Financing Documents) that, directly or indirectly, (a) limits the ability of (i) any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) any Subsidiary to guarantee Indebtedness of the Borrower or (iii) the Borrower to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except as permitted by Section 6.02.
Section VI.10Changes in Fiscal Periods. No Loan Party will, nor will it permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).
Section VI.11Amendment or Termination of Material Contracts; Other Restrictions on Material Project Documents.
(a)    No Loan Party shall:
    (i)    without the prior written consent of the Administrative Agent (acting at the reasonable direction of the Required Lenders and, if requested by the Administrative Agent, in consultation with the Independent Engineer), directly or indirectly amend, modify, supplement or grant a consent, approval or waiver under, or permit or consent to the amendment, modification, supplement, consent, approval or waiver of any provision of any Material Contract (each such amendment, modification, supplement, consent, approval or waiver, a “Project Document Modification”), except any Project Document Modification which, taken as a whole (and together with each other contemporaneous Project Document Modification), could not reasonably be expected to be materially adverse to the Loan Parties or the Lenders; or
    (ii)    directly or indirectly transfer, terminate, cancel or permit or consent to the transfer, termination or cancellation of any Material Contract (including by exercising any contractual option to terminate, or failing to exercise any contractual option to extend) except to the extent that (x) such transfer, termination or cancellation could not reasonably be expected to have a Material Adverse Effect or (y) such Material Contract is replaced by a Replacement Project Document within ninety (90) days of such transfer, termination or cancellation.

Section VI.12Guarantees. No Loan Party shall assume, guarantee, endorse, contingently agree to purchase or otherwise become liable for Indebtedness or obligations of any Person except as otherwise permitted under the terms of the Loan Documents.
Section VI.13Hazardous Materials. No Loan Party will cause any Releases of Hazardous Materials at, on or under the Refinery or Site except to the extent such Release (a) is otherwise in compliance in all material respects with all Applicable Laws, including Environmental Laws, and applicable insurance policies or (b) could not otherwise reasonably be expected to have a Material Adverse Effect.
Section VI.14Restriction on Use of Proceeds. The Borrower will not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
Section VI.15Sanctions; Anti-Corruption Use of Proceeds. No Loan Party will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable Anti-Corruption Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an Agent, Lender, underwriter, advisor, investor, or otherwise).
Section VI.16No Speculative Transactions. No Loan Party shall (a) enter into any Swap Contract, foreign currency trading or other speculative transactions other than (i) as contemplated by the Commodity Hedging Program or (ii) with the prior written consent of the Administrative Agent, and (b) directly or indirectly amend, modify, supplement or grant a consent, approval or waiver under, or permit or consent to the amendment, modification, supplement, consent, approval or waiver of any provision of the Commodity Hedging Program, which, in each case, shall not be unreasonably withheld, conditioned or delayed.
Section VI.17Change of Auditors. No Loan Party shall, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), change its Independent Auditor.
Article VII

EVENTS OF DEFAULT
Section VII.1Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)the Borrower shall fail to pay, when and as the same shall become due and payable, (i) any interest on any Loan, and such failure is not cured within five Business Days, or (ii) any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or under any other Loan Document, and such failure shall continue unremedied for a period of ten or more Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; provided that such misrepresentation or such incorrect statement shall not constitute an Event of Default if (i) such condition or circumstance is not reasonably expected to result in a Material Adverse Effect and (ii) the facts or conditions giving rise to such misstatement are cured in such a manner as to eliminate such misstatement (or as to cure the adverse effects of such misstatement) within thirty (30) days after obtaining notice of such Default; provided, further that, if (A) such Default is not reasonably susceptible to cure within such thirty (30) days, (B) such Loan Party is proceeding with diligence and good faith to cure such Default and such Default is susceptible to cure and (C) the existence of such failure has not resulted in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day period);
(d)any Loan Party shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 5.03(a), 5.05(a) (with respect to the Borrower’s existence), 5.08 or 5.15 or in Article VI and such failure has continued unremedied for a period of ten Business Days or (ii) any covenant, condition or agreement contained in Section 5.01 and such failure has continued unremedied for a period of thirty (30) days; provided, that any such Event of Default that occurs and is continuing solely as a result of a failure of any Loan Party to provide a notice, a report, a budget, a certificate, financial statements or a similar written deliverable pursuant to Sections 5.01 or 5.03 (collectively a “Reporting Deliverable”) prior to the date set forth herein with respect thereto or the expiration of the time period specified for the delivery of such Reporting Deliverable shall be deemed to be cured upon delivery of such Reporting Deliverable to the Administrative Agent within the applicable cure period set forth under this Section 7.01(d), notwithstanding that the time period for delivery of such Reporting Deliverable shall have expired or passed under Sections 5.01 or Section 5.03;
(e)any Loan Party or its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b), (c) or (d) of this Section) and such failure shall continue unremedied for a period of 30 or more days; provided that, if (A) such failure is not reasonably susceptible to cure within such thirty (30) days, (B) such Loan Party is proceeding with diligence and good faith to cure such Default and such Default is susceptible to cure and (C) the existence of such failure has not resulted in a Material Adverse Effect, such thirty (30) day period shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days in the aggregate (inclusive of the original thirty (30) day period); provided, that any such Event of Default that occurs and is continuing solely as a result of a failure of any Loan Party to provide a Reporting Deliverable prior to the date set forth herein with respect thereto or the expiration of the time period specified for the delivery of such Reporting Deliverable shall be deemed to be cured upon delivery of such Reporting Deliverable to the Administrative Agent within the applicable cure period set forth under this Section 7.01(e), notwithstanding that the time period for delivery of such Reporting Deliverable shall have expired or passed under Sections 5.01 or 5.03;
(f)involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(g)any Loan Party or its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(h)any Loan Party or its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(i)there is entered against any Loan Party or its Subsidiaries (i) a final judgment or order for the payment of money in an amount exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
(j)an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party that could reasonably be expected to have a Material Adverse Effect;
(k)a Change of Control shall occur;
(l)(i) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; (ii) any Loan Party or its Subsidiaries contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party or its Subsidiaries denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; (iii) any Loan Document ceases to provide (to the extent required by such Loan Document and subject to the Intercreditor Agreement) a perfected and first priority Lien on the Collateral purported to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (except for Permitted Liens); or (iv) the Intercreditor Agreement shall terminate, cease to be effective or cease to be legally valid, binding and enforceable against any Term Loan Representative (as defined in the Intercreditor Agreement), any other holder of Term Loan Obligations (as defined in the Intercreditor Agreement) or any other Person party to the Intercreditor Agreement (other than in accordance with the express terms of the Intercreditor Agreement);
(m) (i) If any material obligation of any Guarantor under the guaranty contained in Article IX is limited or terminated by operation of law (other than in accordance with the terms of this Agreement), it being understood and agreed that any payment obligation shall be deemed to be a material obligation, or (ii) if any obligation of any Guarantor under the guaranty contained in Article IX is limited or terminated by such Guarantor (other than in accordance with the terms of this Agreement);
(n)If there is a breach by a Loan Party in any material respect of, or a default by a Loan Party in any material respect under, the SOA, the SSA or a Material Contract and such breach or default would reasonably be excepted to result in a Material Adverse Effect and shall continue unremedied for the period of time under such agreement which the Loan Party has available to it in which to remedy such breach or default; provided that, if (A) such breach or default cannot be cured within the period of time provided in the SOA, the SSA or such Material Contract, as applicable, (B) such breach or default is susceptible of cure within thirty (30) days after such breach or default, (C) Borrower is proceeding with diligence and in good faith to cure such breach or default, (D) the existence of such breach or default has not had and could not, after considering the nature of the cure, be reasonably expected to give rise to a Material Adverse Effect, and (E) Administrative Agent shall have received a certificate of an Authorized Person of Borrower to the effect of clauses (A), (B), (C) and (D) above and stating what action Borrower is taking to cure such breach or default, then such thirty (30) day cure period (or such lesser period of time, as the case may be) shall be extended to such date, not to exceed a total of ninety (90) days, as shall be necessary for Borrower diligently to cure such breach or default;
(o)(i) the Borrower or any Subsidiary shall fail to make any payment of any principal, interest or premium when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) the Term Financing Documents or (y) any other Indebtedness (other than Indebtedness under the Loan Documents) having an aggregate principal amount of more than $15,000,000; or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other agreement or condition relating to the Term Credit Agreement or any such other Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case beyond the applicable grace period with respect thereto, if any, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that clause (o)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness; provided, further that clause (o)(ii) shall not apply to any of the covenants, defaults or events of default under the Term Financing Documents listed on Schedule 7.01(o);
(p)the failure of the SOA Start Date to occur on or prior to the Start Date Deadline (as defined in the SOA); or
(q)the failure of the Start-Up Period (as defined in the SOA) to be initiated prior to the Start-Up Period Deadline (as defined in the SOA);

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(i)terminate the Commitments, and thereupon the Commitments shall terminate immediately;
(ii)declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and
(iii)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents and Applicable Law;
provided that, in case of any event with respect to the Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
Section VII.2Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Sections 2.02(g) and to the Intercreditor Agreement, shall be applied by the Administrative Agent as follows:
(i)first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees and disbursements and other charges of counsel payable under Section 10.03 and amounts payable under Section 2.09) payable to the each Agent in its capacity as such pro rata based on such respective amounts then due to such Agent;
(ii)second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel payable under Section 10.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;

(v)fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(vi)finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Revenue Account (as defined in the Term Credit Agreement) or as otherwise required by Law.
Article VIII

AGENCY
Section VIII.1Appointment and Authority. Each of the Lenders hereby irrevocably appoints each Agent to act on its behalf as its agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each Agent shall promptly forward to each Lender all written communications it receives from the Borrower and any final calculations made by such Agent in respect of the Collateral. Except as otherwise provided in Section 8.06, the provisions of this Article are solely for the benefit of the Agents and the Lenders, and none of the Loan Parties shall have any rights as a third party beneficiary of any of such provisions.
Except as otherwise specified herein or in any other Loan Documents, all actions taken by each Agent on behalf of the Lenders pursuant to this Agreement or the other Loan Documents, and all amounts realized by each Agent on behalf of the Lenders under or in respect of this Agreement and the other Loan Documents, shall be for the benefit of all of the Lenders’ Pro Rata Share.
Section VIII.2Rights as a Lender . Each Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section VIII.3Exculpatory Provisions.
(a)No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:
(i)shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(ii)shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its branches or Affiliates in any capacity.
(b)No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 8.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender.
(c)No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
Except as otherwise specifically set forth in this Agreement, any and all actions (including, without limitation, waivers, consents and/or approvals) that may be or are required to be taken by a Lender under this Agreement or any other Loan Document shall be carried out by the Administrative Agent (or, as applicable, the Collateral Agent) on behalf of the Lender. In no event shall any Lender take any such actions under this Agreement or any other Loan Document other than through the Administrative Agent or, if applicable, the Collateral Agent.
Section VIII.4Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section VIII.5Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent with the prior written consent of the Borrower (not to be unreasonably withheld, delayed or conditioned); provided that, if the Borrower fails to object within five (5) Business Days of the request by such Agent for such written consent, the Borrower shall be deemed to have consented to such request. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities as well as activities as an Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section VIII.6Resignation of an Agent. Each Agent may at any time give notice of its resignation to the Lenders (with the prior written consent of the Borrower), and any Agent may be removed at any time by the Required Lenders (with the prior written consent of the Borrower); provided that, in each case, such consent of the Borrower shall not be unreasonably withheld, delayed or conditioned; provided further that, if the Borrower fails to object within five (5) Business Days of the receipt of the request for such written consent, the Borrower shall be deemed to have consented to such request. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, in consultation with and prior written consent of the Borrower not to be unreasonably withheld, delayed or conditioned, to appoint a successor. If no such successor shall have been so appointed by the Required Lenders or an appointed successor does not accept such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or after the Agent’s removal (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring or removed Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent (with the prior written consent of the Borrower not to be unreasonably withheld, delayed or conditioned); provided that in no event shall any such successor Agent be a Defaulting Lender or a Disqualified Institution. With effect from the Resignation Effective Date (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that if any Collateral is then held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such Collateral until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 10.03 shall continue in effect for the benefit of such retiring or removed Agent, its agents and sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.
Section VIII.7Non-Reliance on Agents and Other Lenders; No Other Duties; Etc.. Each Lender acknowledges that it has, independently and without reliance upon any Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The parties agree that neither the Administrative Agent nor the Collateral Agent shall have any obligations, liability or responsibility under or in connection with this Agreement and the other Loan Documents and that none of the Agents shall have any obligations, liabilities or responsibilities except for those expressly set forth herein and in the other Loan Documents. The Collateral Agent shall have all of the rights (including indemnification rights), powers, benefits, privileges, exculpations, protections and immunities granted to the Collateral Agent under the other Loan Documents, all of which are incorporated herein mutatis mutandis.
Section VIII.8Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the applicable Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and such Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and such Agent and their respective agents and counsel and all other amounts due the Lenders and the such Agent under Section 10.03) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders, to pay to the such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due to such Agent under Section 10.03.
Section VIII.9Collateral. Each Lender hereby further authorizes the Collateral Agent to enter into the Loan Documents as secured party on behalf of and for the benefit of the Lenders and agrees to be bound by the terms of the Loan Documents. The Collateral Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lenders in respect of the Security Agreement; provided, that neither the Administrative Agent nor the Collateral Agent shall agree to the release of any Collateral except in accordance with the terms of this Agreement, the Intercreditor Agreement and the Security Agreement. The Lenders acknowledge that the, all interest, fees and expenses and other obligations hereunder constitute one debt, secured by all of the Collateral.
Section VIII.10Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the

Collateral Agent and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent and each of their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Collateral Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Article IX

GUARANTY
Section IX.1Guaranty.

(a)For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and punctual payment and performance (whether at stated maturity, upon acceleration or otherwise) of all Guaranteed Obligations, in each case as primary obligor and not merely as surety and with respect to all such Guaranteed Obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.
(b)All payments made by the Guarantors under this Article IX shall be payable in the manner required for payments by Borrower hereunder, including: (i) the obligation to make all such payments in Dollars, free and clear of, and without deduction for, any Taxes (including withholding taxes), (ii) the obligation to pay interest at the Default Rate and (iii) the obligation to pay all amounts due under the Loan in Dollars.
(c)Any term or provision of this guaranty to the contrary notwithstanding the aggregate maximum amount of the Guaranteed Obligations for which any Guarantor shall be liable (in the case of Holdings, subject to Section 9.07) under this guaranty shall not exceed the maximum amount for which such Guarantor can be liable without rendering this guaranty or any other Loan Document, as it relates to such Guarantor void or voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer.
Section IX.2Guaranty Unconditional. The Guaranteed Obligations shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver or release in respect of any obligations of any Loan Party under the Loan Documents and/or any Commitments under the Loan Documents, by operation of law or otherwise (other than with respect to any such extension, renewal, settlement, compromise, waiver or release agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations);
(b)any modification or amendment of or supplement to this Agreement or any other Loan Document (other than with respect to any modification, amendment or supplement agreed in accordance with the terms hereunder as expressly applying to the Guaranteed Obligations);
(c)any release, impairment, non-perfection or invalidity of any Collateral;
(d)any change in the corporate existence, structure or ownership of any Loan Party or any other Person, or any event of the type described in Sections 3.01, 6.03 or 6.06 with respect to any Person;
(e)the existence of any claim, set-off or other rights that the Guarantors may have at any time against any Loan Party, any Secured Party or any other Person, whether in connection herewith or with any unrelated transactions;
(f)any invalidity or unenforceability relating to or against any Loan Party for any reason of any Loan Document, or any provision of Applicable Law purporting to prohibit the performance by any Loan Party of any of its obligations under the Loan Documents (other than any such invalidity or unenforceability with respect solely to the Guaranteed Obligations);

(g)the failure of any Material Contract Counterparty to make payments owed to any Loan Party; or
(h)any other act or omission to act or delay of any kind by any Loan Party, any Secured Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section 9.02, constitute a legal or equitable discharge of the obligations of any Loan Party under the Loan Documents.
Section IX.3Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guaranteed Obligations shall remain in full force and effect until all of Borrower’s obligations under the Loan Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated. If at any time any payment made under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or similar event of any Loan Party or any other Person or otherwise, then the Guaranteed Obligations with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.
Section IX.4Waiver by the Guarantors.
(a)Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (i) notice of acceptance of the guaranty provided in this Article IX and notice of any liability to which this guaranty may apply, (ii) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Secured Party against any Loan Party, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Loan Party to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the Guaranteed Obligations (including any Loan Party) except any of the foregoing as may be expressly required hereunder, (iii) any right to the enforcement, assertion or exercise by any Secured Party of any right, power, privilege or remedy conferred upon such Person under the Loan Documents or otherwise and (iv) any requirement that any Secured Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under any Loan Document, or proceed to take any action against any Collateral or against any Loan Party or any other Person under or in respect of any Loan Document or otherwise, or protect, secure, perfect or ensure any Lien on any Collateral.
(b)Each Guarantor agrees and acknowledges that the Administrative Agent and each holder of any Guaranteed Obligations may demand payment of, enforce and recover from each Guarantor or any other Person obligated for any or all of such Guaranteed Obligations in any order and in any manner whatsoever, without any requirement that the Administrative Agent or such holder seek to recover from any particular Guarantor or other Person first or each Guarantor or other Persons pro rata or on any other basis.
Section IX.5Subrogation. Upon any Guarantor making any payment under this Article IX, such Guarantor, as applicable, shall be subrogated to the rights of the payee against Borrower with respect to such obligation; provided that no Guarantor shall enforce any payment by way of subrogation, indemnity, contribution or otherwise, or exercise any other right, against any other Loan Party (or otherwise benefit from any payment or other transfer arising from any such right) so long as any obligations under the Loan Documents (other than on-going but not yet incurred indemnity obligations) remain unpaid and/or unsatisfied.

Section IX.6Acceleration. All amounts subject to acceleration under this Agreement shall be payable by the Guarantors hereunder immediately upon demand by the Administrative Agent.
Section IX.7Limited Recourse Against Holdings. Notwithstanding anything to the contrary in this Article IX, the obligations of Holdings under, and recourse against Holdings for, the Guaranteed Obligations shall be limited to the Collateral pledged by Holdings pursuant to the Security Agreement.
Article X

MISCELLANEOUS
Section X.1Notices; Public Information.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:
(i)if to the Borrower, to it at:
Bakersfield Renewable Fuels, LLC
c/o Global Clean Energy Holdings, Inc.
6451 Rosedale Hwy
Bakersfield, CA 93308
Attention: General Counsel

(ii)if to Vitol Americas Corp. in its capacity as Administrative Agent, Collateral Agent or Lender, to it at:
Vitol Americas Corp.
2925 Richmond Ave., Suite 1100
Houston, TX 77098
Attn: Contract Administration
Email: xagreementshou@vitol.com

With copies to (which shall not constitute notice to Vitol):

Vitol Americas Corp.
2925 Richmond Ave., Suite 1100
Houston, TX 77098
Attn: General Counsel
Email: legalhouston@vitol.com
(iii)if to any other Lender, to it at the address provided in writing to the Administrative Agent and the Borrower at the time of its appointment as a Lender hereunder.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto.
Section X.2Waivers; Amendments.
(a)Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by any Loan Party or the Lenders therefrom, shall in any event be effective unless the same shall be in writing and signed by the Loan Parties and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default or Event of Default shall not constitute an extension or increase of any Commitment of any Lender);
(ii)reduce the principal of, or rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);
(iii)change Section 7.02 without the written consent of each Lender directly and adversely affected thereby; or

(iv)change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of any Agent, unless in writing executed by such Agent, in each case in addition to the Loan Parties and the Lenders required above.
Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender).
In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.
Section X.3Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates (including the reasonable out-of-pocket fees, charges and disbursements of counsel for such Agent), in connection with the syndication of the Revolving Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the out-of-pocket fees, charges and disbursements of any counsel for any Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that, the fees and expenses of counsel that shall be paid or reimbursed by Borrower hereunder shall in any event be limited to one primary counsel to each Agent, and one local counsel to each Agent in each reasonably necessary jurisdiction.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any agent or sub-agent thereof), the Collateral Agent (and any agent or sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party or any Related Party of any Loan Party arising out of, in connection with, or as a result of any of the following (in each case, except to the extent arising out of, in connection with or solely as a result of the execution or delivery of the SOA or the SSA or the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby): (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, for avoidance of doubt, any liabilities arising under or in connection with Environmental Law), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) [reserved] or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any other Related Party of any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (y) result from a claim brought by any Loan Party or any other Related Party of any Loan Party against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Loan Party or such Related Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of any Loan Party or any Related Party of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Administrative Agent in its capacity as such). Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any agent or sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to any Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for such Agent (or any such subagent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are several and not joint.
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments. All amounts due under this Section shall be payable promptly after demand therefor.
(f)Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section X.4Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Lender, the Administrative Agent and the Collateral Agent.
Section X.5Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee, by way of participation in accordance with Section 10.05(b)(v) or (ii) by way of pledge or assignment of a security interest in accordance with Section 10.05(b)(xi). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, participants to the extent provided in paragraph (b) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.
(i)Subject to Section 10.05(b)(ix), any Lender may, upon notice to the Administrative Agent and with the prior written consent of Borrower (not to be unreasonably withheld, conditioned or delayed), assign to any Person all or a portion of its respective rights and obligations under this Agreement (including, but not limited to, all or a portion of the Commitments); provided, however, that no such consent shall be required if (i) a Lender assigns all or any portion of its obligations to any other Lender or the Administrative Agent or (ii) an Event of Default under clause (a) or (b) of Section 7.01 or, solely with respect to Borrower, clause (f) or (g) of Section 7.01, shall have occurred and be continuing. The parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance, the Assignment and Assumption, whereupon such assignee, to the extent of the assigned interest, shall be a “Lender” hereunder.
(ii)By executing and delivering an assignment, the assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in the Assignment and Assumption, such assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and (v) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(iii)Upon its receipt of the Assignment and Assumption executed by an assignor and an assignee, together with any Note subject to such assignment, the Administrative Agent shall record the information contained therein in the Register and give prompt notice thereof to Borrower.
(iv)The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Any Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement (including, but not limited to, all or a portion of the Commitments or Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain a lender for all purposes of this Agreement, (iv) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) in any bankruptcy proceeding in respect of Borrower, such Lender shall remain and be, to the fullest extent permitted by law, the sole representative with respect to the rights and obligations held in the name of such Lender (whether such rights or obligations are for such Lender’s own account or for the account of any participant) and (vi) no participant under any such participation agreement shall have any right to approve or otherwise vote with respect to any amendment or waiver of any provision of this Agreement, or to consent to any departure by Borrower therefrom.
(vi)The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.09, 2.11, 2.13 and 2.17(a) (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such participant shall not be entitled to receive any greater payment under Sections 2.09, 2.11 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.
(vii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(viii)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.05(b) and subject to the provisions of Section 10.13, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any of its Affiliates furnished to such Lender by or on behalf of Borrower.
(ix)If a Lender shall at any time desire to sell, assign, transfer or otherwise dispose of its Commitment (or a portion thereof) (each, an “Assigning Lender”) pursuant to the terms of a bona fide offer received in writing from a third party that is not an Affiliate of the Assigning Lender (the “Proposed Assignee”), such Assigning Lender shall provide written notice (the “Transfer Notice”) to the Administrative Agent. The Transfer Notice shall describe in reasonable detail the proposed transfer including, without limitation, the portion of the Commitment the Assigning Lender intends to transfer (the “Offered Interest”), the consideration to be paid and the name and address of the Proposed Assignee (the “Third-Party Terms”). The Administrative Agent shall deliver promptly a copy of the Transfer Notice to each Lender. The Transfer Notice shall constitute an offer to sell to the Lenders all of the Offered Interest upon the Third-Party Terms. Each Lender (other than the Assigning Lender) shall have a period of three days after its receipt of the Transfer Notice within which to accept such offer to purchase its Pro Rata Share (excluding the Offered Interest) of the Offered Interest upon Third-Party Terms by giving notice signed by such Lender that is delivered to the Assigning Lender (with a copy to the Administrative Agent), together with payment therefor in immediately available funds for the Offered Interest being purchased. In addition, each such Lender shall have the right to purchase its pro rata portion in accordance with their Pro Rata Share of the Commitments (as between such Lenders) of the Offered Interest not purchased by the other Lenders as provided herein. Such right shall be exercised by notice signed by such Lender and delivered to the Assigning Lender (with a copy to the Administrative Agent) within five days following receipt of the Transfer Notice with payment therefor in immediately available funds for the additional Offered Interest being purchased. If the Lenders do not purchase all of the Offered Interest, the Administrative Agent shall then have the right, but not the obligation, to purchase the remaining portion of the Offered Interest, upon the Third-Party Terms. The Administrative Agent’s right shall be exercised by notice signed by the Administrative Agent and delivered to the Assigning Lender within seven days following receipt of the Transfer Notice with payment therefor in immediately available funds for the Offered Interest being purchased. Should the Lenders and/or the Administrative Agent fail to purchase all of the Offered Interest in accordance with the foregoing, then within the 45 day period after the giving of the Transfer Notice, the Assigning Lender shall have the right to transfer all, but not less than all, of the Offered Interest to the Proposed Assignee; provided, however, that any such transfer shall be at the price, upon the terms and in the manner set forth in the Transfer Notice and all payments made in contemplation of a purchase under this Section 10.05(b)(ix) are returned to the applicable Lender. If the Assigning Lender shall not so transfer the Offered Interest to the Proposed Assignee within the 45 day period, the Assigning Lender shall continue to hold the Offered Interest subject to all of the terms and conditions of this Agreement.
(x)Except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement or if an Event of Default shall have occurred hereunder, the aggregate value of the rights being assigned to such assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $15,000,000 and shall be in an integral multiple of $250,000.
(xi)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. No Lender may otherwise pledge or assign a security interest in all or any portion of its rights under this Agreement without Borrower’s prior written consent.
(xii)No delegation by Borrower hereunder or under any other Loan Document to which Borrower is a party shall be deemed to release Borrower from any obligations of Borrower hereunder or thereunder.
(xiii)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment, or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (xiii) shall be void ab initio.
Section X.6Survival. All covenants, agreements, representations and warranties made by the Loan Parties herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.17, Article VIII and Article X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section X.7Counterparts; Integration; Effectiveness; Electronic Execution.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Electronic Execution of Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section X.8Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section X.9Right of Setoff.
(a)If an Event of Default shall have occurred and be continuing, each Lender, the Administrative Agent and their respective Affiliates (each, a “Set-off Party”) is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency)

and any other indebtedness or obligations under the SOA or SSA at any time held or owing by a Set-off Party (including, but not limited to, by any of their branches and agencies wherever located) to or for the credit or the account of Borrower against and on account of the obligations and liabilities of Borrower to the Set-off Party under this Agreement or under any of the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the relevant Set-off Party shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured or are owed to a branch or office of such Lender or the Administrative Agent different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Set-off Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Lender or the Administrative Agent, or their respective Affiliates may have. Each Lender agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(b)If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise), other than as a result of an assignment or participation pursuant to Section 10.05(b) (a) on account of obligations due and payable to such Lender hereunder and under any Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such obligations due and payable to such Lender at such time to (ii) the aggregate amount of the obligations due and payable to all Lenders hereunder and under any Notes at such time) of payments on account of the obligations due and payable to all Lenders hereunder and under any Notes at such time obtained by all the Lenders at such time or (b) on account of obligations owing (but not due and payable) to such Lender hereunder and under any Notes at such time in excess of its Pro Rata Share (according to the proportion of (i) the amount of such obligations owing to such Lender at such time to (ii) the aggregate amount of the obligations owing (but not due and payable) to all the Lenders hereunder and under any Notes at such time) of payments on account of the obligations owing (but not due and payable) to all the Lenders hereunder and under any Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s Pro Rata Share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all of the Lenders) of such recovery together with an amount equal to such Lender’s Pro Rata Share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. If any Lender who so obtains any payment in excess of its Pro Rata Share fails to purchase from the other Lenders such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, the Administrative Agent shall forthwith have the power to deduct the amount of such payments from any obligations due and payable to such Lender or from obligations owing (but not due and payable) to such Lender hereunder and under any Notes at such time and from time to time thereafter and shall distribute such amounts to the other Lenders as shall be necessary to, in effect, result in such Lender having shared the excess payment ratably with each of the other Lenders. Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 10.09(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such

Lender were the direct creditor of Borrower in the amount of such interest or participating interest, as the case may be.
Section X.10Governing Law; Jurisdiction; Etc.
(a)Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.
(b)Jurisdiction. Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in New York City and of the United States District Court located in the borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court sitting in the borough of Manhattan in New York City or, to the fullest extent permitted by Applicable Law, in such United States District court located in the borough of Manhattan in New York City. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or the Collateral or any other properties of any Loan Party in the courts of any jurisdiction, nor shall the taking of proceedings by any Agent or Lender before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.
(c)Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
Section X.11WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section X.12Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section X.13Treatment of Certain Information; Confidentiality. Each of the Agents and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to each of its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives who need to know such confidential Information in relation to the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such confidential Information and instructed to keep such confidential Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section 10.13, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such confidential Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower who did not acquire such information as a result of a breach of this Section or (iii) is independently discovered or developed by a party hereto without utilizing any confidential Information received from the Borrower or violating the terms of this Section. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section X.14PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and each Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies

Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower agrees to promptly provide any Lender or Agent with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act. Each Borrower will, promptly following a request by any Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
Section X.15Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.
Section X.16Judgment Currency. If a judgment, order or award is rendered by any court or tribunal for the payment of any amounts owing to any Lender or the Administrative Agent under this Agreement or any other Loan Document or for the payment of damages in respect of a judgment or order of another court or tribunal for the payment of such amount or damages, such judgment, order or award being expressed in a currency (the “Judgment Currency”) other than Dollars, Borrower agrees (a) that its obligations in respect of any such amounts owing shall be discharged only to the extent that on the Business Day following such Lender’s or the Administrative Agent’s receipt of any sum adjudged in the Judgment Currency, Lender or the Administrative Agent, as applicable, may purchase Dollars with the Judgment Currency and (b) to indemnify and hold harmless such Lender or the Administrative Agent against any deficiency in terms of Dollars in the amounts actually received by Lender following any such purchase (after deduction of any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars). The indemnity set forth in the preceding sentence shall (notwithstanding any judgment referred to in the preceding sentence) constitute an obligation of Borrower separate and independent from its other obligations hereunder, shall apply irrespective of any indulgence granted by Lender or the Administrative Agent, and shall survive the termination of this Agreement.
Section X.17Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section X.18No Fiduciary Relationship. Each Loan Party acknowledges that neither any Agent nor any Lender has a fiduciary relationship with, or fiduciary duty to, any Loan Party arising out of or in connection with this Agreement or any Loan Document, and the relationship between each Lender and such Loan Party is solely that of creditor and debtor.
Section X.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section X.20Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such

Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)As used in this Section 10.20, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BORROWER:
BAKERSFIELD RENEWABLE FUELS, LLC
By:/s/Noah Verleun
Name:Noah Verleun
Title:President
GUARANTORS:
BKRF OCB, LLC
By:/s/Noah Verleun
Name:Noah Verleun
Title:President
BKRF OCP, LLC
By:/s/Noah Verleun
Name:Noah Verleun
Title:President

[Signature Page to Vitol Credit Agreement]

VITOL AMERICAS CORP.,
as Administrative Agent and Collateral Agent
By: /s/Richard J. Evans________
Name: Richard J. Evans
Title: Senior Vice President and CFO
VITOL AMERICAS CORP.,
as a Lender
By: /s/Richard J. Evans________
Name: Richard J. Evans
Title: Senior Vice President and CFO

[Signature Page to Vitol Credit Agreement]